SCHEDULE 14A

(Rule 14a)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant

Check the appropriate box:

	Preliminary Proxy Statement	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6 (e) (2))

☒	Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

COMPUTER TASK GROUP, INCORPORATED

(Name of Registrant as Specified in its Charter)

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Fee computed on table below per Exchange Act Rules 14a-6 (i) (4) and 0-11.

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COMPUTER TASK GROUP, INCORPORATED

April 9, 2008

Dear Fellow Shareholder:

You are cordially invited to attend the 2008 Annual Meeting of Shareholders of Computer Task Group, Incorporated which will be held at our corporate headquarters located at 800 Delaware Avenue, Buffalo, New York on Wednesday, May 14, 2008 at 10:00 a.m.

Your proxy card is enclosed. Please indicate your voting instructions and sign, date and mail the proxy promptly in the return envelope.

Sincerely,

James R. Boldt
Chairman and
Chief Executive Officer

COMPUTER TASK GROUP, INCORPORATED

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

MAY 14, 2008

Computer Task Group, Incorporated will hold its Annual Meeting of Shareholders at its corporate headquarters located at 800 Delaware Avenue, Buffalo, New York on Wednesday, May 14, 2008, at 10:00 a.m. for the following purposes:

1. To elect three Class II Directors for a three-year term.

2. To consider and act upon a proposal to approve and ratify an amendment to the Company’s 2000 Equity Award Plan (“Plan”) to increase the number of shares of the Company’s common stock authorized for issuance under the Plan by 650,000 shares.

3. To consider and act upon any other matters that may be brought before the meeting or any adjournment thereof.

We have selected the close of business on March 28, 2008 as the record date for determination of shareholders entitled to notice of and vote at the meeting or any adjournment.

Buffalo, New York

April 9, 2008

By Order of the Board of Directors,

Peter P. Radetich
Senior Vice President, Secretary and General Counsel

COMPUTER TASK GROUP, INCORPORATED

PROXY STATEMENT

This proxy statement and the accompanying form of proxy are being mailed on or about April 9, 2008, in connection with the solicitation by the Board of Directors of Computer Task Group, Incorporated of proxies to be voted at the annual meeting of shareholders on May 14, 2008, and any adjournment or postponement of the meeting. The mailing address of the Company’s executive office is 800 Delaware Avenue, Buffalo, New York 14209.

The Board has selected the close of business on March 28, 2008 as the record date for the determination of shareholders entitled to vote at the annual meeting. On that date, the Company had outstanding and entitled to vote 18,774,068 shares of common stock, par value $.01 per share.

Each outstanding share of common stock is entitled to one vote. Shares cannot be voted at the meeting unless the shareholder is present or represented by proxy. If a properly executed proxy in the accompanying form is returned, the shares represented thereby will be voted at the meeting in accordance with the instructions contained in the proxy, unless the proxy is revoked prior to its exercise. Any shareholder may revoke a proxy either by executing a subsequently dated proxy or notice of revocation, provided that the subsequent proxy or notice is delivered to the Company prior to the taking of a vote, or by voting in person at the meeting.

Under the New York Business Corporation Law (“BCL”) and the Company’s By-laws, the presence, in person or by proxy, of one-third of the outstanding common stock is necessary to constitute a quorum of the shareholders to take action at the annual meeting. The shares that are present at the meeting, or represented by a proxy, will be counted for quorum purposes regardless of whether or not a broker with discretionary authority exercises its discretionary voting authority with respect to any particular matter. Once a quorum is established, under the BCL and the Company’s By-laws, the directors standing for election may be elected by a plurality of the votes cast. With respect to the proposal to approve and ratify an amendment to the Company’s 2000 Equity Award Plan, a majority of the votes must be cast in favor of the proposal in order to approve the amendment. For voting purposes, all votes cast “for,” “against,” “abstain,” or “withhold authority” will be counted in accordance with such instructions as to each item. Broker non-votes will not be counted for any item.

ELECTION OF DIRECTORS

The Company’s Board of Directors is divided into three classes serving staggered three-year terms. Directors for each class are elected at the annual meeting of shareholders held in the year in which the term for their class expires. Directors elected to Class II at the 2008 annual meeting will hold office for a three-year term expiring at the annual meeting of shareholders in 2011 and until their successors are elected and qualified.

It is Mr. Beitzel’s intention to retire from the Board and not to stand for re-election. As such, Mr. McGuire has been nominated to take Mr. Beitzel’s place as a Class II director to hold office for a three-year term expiring at the annual meeting of shareholders in 2011. The shares represented by properly executed proxies will be voted, in the absence of contrary instructions, in favor of the election of the following nominees:

•	Class II Directors—James R. Boldt, Thomas E. Baker and William D. McGuire

All nominees have consented to serve as directors, if elected. However, if at the time of the meeting any nominee is unable to stand for election, the persons who are designated as nominees intend to vote, in their discretion, for such other persons, if any, as may be designated by the Board.

Nominees for Class II Directors Whose Terms Expire in 2011

James R. Boldt	Mr. Boldt, 56, has been the Chairman, President and Chief Executive Officer of the Company since May of 2002. From July of 2001 to May of 2002, he was the President and Chief Executive Officer. From February of 2001 to June 2001, Mr. Boldt was the Executive Vice President and Chief Financial Officer. From 1996 until 2001, Mr. Boldt was Vice President and Chief Financial Officer of the Company. From 1976 until 1996, Mr. Boldt held various positions with Pratt & Lambert United Inc. including that of Vice President and Chief Financial Officer. Mr. Boldt is a member of the Board of Dunn Tire LLC and a member of the Board of Trustees of Niagara University. Mr. Boldt has been a Director of CTG since 2001.

Thomas E. Baker	Mr. Baker, 64, is the former President and is a Director of The John R. Oishei Foundation, since 2004. From 1998 to 2004, Mr. Baker was the Executive Director, Secretary and Director of the Foundation. Mr. Baker joined Price Waterhouse in 1965 where he held various positions and was appointed the Buffalo, New York Office Managing Partner in 1992. After 20 years as an audit partner, Mr. Baker retired from Price Waterhouse in 1998. Mr. Baker accepted the appointment as the chairman of the Buffalo Fiscal Stability Authority in July 2003 and served through January 2005. Mr. Baker is a Director of First Niagara Financial Group, Inc. Mr. Baker has been a Director of CTG since 2004.

William D. McGuire	Mr. McGuire, 64, was the President and CEO of Kaleida Health from 2002 until 2005. Prior to that, he served as the CEO of the Catholic Medical Centers of Brooklyn and Queens, Incarnate World Health Services (San Antonio, Texas), Mount Carmel Health (Columbus, Ohio), Mercy Health Care System (Scranton, Pennsylvania), Wills Eye Hospital (Philadelphia, Pennsylvania) and the Children’s Medical Center (Dayton, Ohio). Mr. McGuire’s healthcare career began in 1964 and he served in hospital administrative positions at the University of Wisconsin Hospitals before becoming the Corporate Chief Operating Officer of Mercy Catholic Medical Center (Philadelphia, Pennsylvania) in 1979. Mr. McGuire’s professional experience also includes healthcare industry consulting experience and adjunct faculty positions in graduate business and health services administration at several universities. A Life Fellow in the American College of Healthcare Executives and a Fellow in the New York Academy of Medicine, he has served on the boards of numerous healthcare provider and payer organizations and professional associations. Mr. McGuire has been a Director of CTG since February 2008.

The Board of Directors Recommends that Shareholders Vote For the

Nominees for Class II Directors

Class II Director Whose Term Expires in 2008

George B. Beitzel	Mr. Beitzel, 79, has been a director of various corporate boards since his retirement from International Business Machines Corporation in 1987. Mr. Beitzel served at IBM for 32 years, the last 14 as a member of IBM’s Board of Directors and Corporate Officer. He is currently a Director of Deutsche Bank Trust Company Americas, Gevity HR, a professional employer organization, Bitstream, Inc., a developer of computer software for the creation and printing of electronic documents and Actuate Corporation, a provider of web-based business information software. Mr. Beitzel is Chairman Emeritus of Amherst College and the Colonial Williamsburg Foundation. He is a graduate of the Harvard Business School and served twelve years on the board of directors of the Associates at Harvard Business School. Mr. Beitzel has been a Director of CTG since 1994. Mr. Beitzel has decided to retire from the Board and not stand for re-election.

Class III Directors With Terms Expiring in 2009

John M. Palms	Dr. Palms, Ph.D., Sc.D., (Hon), LHD (Hon), 72, is currently Distinguished President Emeritus and Distinguished University Professor Emeritus of the University of South Carolina where he was President from 1991 until 2002. From 1989 to 1991, he was the President and Professor of Physics at Georgia State University and Charles Howard Candler Professor of Physics at Emory University. Dr. Palms is a Director of Exelon Corporation, an electrical utility company where he serves as Chairman of the Audit Committee. He also serves as non-executive Chairman of the Board of Assurant, Inc., a financial services insurance company and a Director of GEO Group Inc., a world leader in the privatized development and/or management of correctional facilities. Dr. Palms is the Chairman of the Board of Trustees of the non-profit Institute for Defense Analysis, a Federal Funded Research and Development Center (FFRDC). Dr. Palms has been a Director of CTG since 2002.

Daniel J. Sullivan	Mr. Sullivan, 61, was most recently the President and Chief Executive Officer of FedEx Ground from 1998 until 2007. FedEx Ground is a wholly owned subsidiary of FedEx Corporation. From 1996 to 1998, Mr. Sullivan was the Chairman, President and Chief Executive Officer of Caliber System. In 1995, Mr. Sullivan was the Chairman, President and Chief Executive Officer of Roadway Services. Mr. Sullivan is a member of the Board of Directors of Gevity, Inc. (Bradenton, Florida), GDS Express, Inc. (Akron, Ohio), and Pike Electric, Inc. (Mount Airy, North Carolina). He is also a federal commissioner on the Flight 93 National Memorial project in Somerset County, Pennsylvania. Mr. Sullivan has been a Director of CTG since 2002.

Class I Directors with Terms Expiring in 2010

Randolph A. Marks	Mr. Marks, 72, is co-founder of the Company and is an independent business consultant. From 1985 to September 1990, Mr. Marks served as Chairman of the Board of American Brass Company. Mr. Marks was engaged by the Company as a consultant from March, 1984, until his retirement from the Company in December, 1985. Prior to March, 1984, Mr. Marks served as Chairman of the Board and Chief Executive Officer of the Company commencing in June, 1979, and prior thereto as Chairman of the Board and President of the Company from the time of its organization in 1966. Mr. Marks has been a Director of CTG since 1966.

Randall L. Clark	Mr. Clark, 64, has been the Chairman of the Board of Directors of Dunn Tire LLC since 1996. From 1992 to 1996, Mr. Clark was the Executive Vice President and Chief Operating Officer of Pratt & Lambert United Inc. From 1985 to 1991 Mr. Clark served as the Chairman and Chief Executive Officer of Dunlop Tire Corporation. Mr. Clark is a Director of Taylor Devices, HSBC Bank—Western Region, The Lifetime HealthCare Companies, Merchants Mutual Insurance Company and a Director of the Amherst Industrial Development Agency. Mr. Clark is also past Chairman of the Buffalo Niagara Enterprise, a founding Director and past President of the Western New York International Trade Council, a Director of the Buffalo Niagara Partnership and a past Chairman of AAA Western and Central New York. Mr. Clark has been a Director of CTG since 2002.

SECURITY OWNERSHIP OF THE COMPANY’S COMMON SHARES

BY CERTAIN BENEFICIAL OWNERS AND BY MANAGEMENT

Security Ownership of Certain Beneficial Owners

As of March 28, 2008, the following persons were beneficial owners of more than five percent of the Company’s common stock. The beneficial ownership information presented is based upon information furnished by each person or contained in filings made with the Securities and Exchange Commission. Except as otherwise indicated, each holder has sole voting and investment power with respect to the shares indicated. The following table shows the nature and amount of their beneficial ownership.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Ownership		Percent of Class
Common Stock	Thomas R. Beecher, Trustee	3,310,967	(1)	17.6%
	CTG Stock Employee Compensation Trust
	120 West Tupper Street
	Buffalo, NY 14201

Common Stock	Bank of America Corporation	2,247,641	(2)	12.0%
	Bank of America Corporate Center
	100 North Tryon Street, Floor 25
	Charlotte, NC 28255

Common Stock	Heartland Advisors, Inc. 789 North Water Street Milwaukee, WI 53202	1,592,054	(3)	8.5%

Common Stock	Dimensional Fund Advisors LP	1,148,997	(4)	6.1%
	1299 Ocean Avenue, 11 th Floor
	Santa Monica, CA 90401

Common Stock	Royce & Associates	1,010,901	(5)	5.4%
	1414 Avenue of the Americas
	New York, NY 10019

Common Stock	AXA Financial, Inc.	981,824	(6)	5.2%
	1290 Avenue of the Americas
	New York, New York 10104

(1)	As set forth in a Schedule 13D/A filed on November 2, 2007, Mr. Beecher, as Trustee for the Computer Task Group, Incorporated Stock Employee Compensation Trust, has sole voting and dispositive power over said shares. Pursuant to a Trust Agreement, amended on October 31, 2007, the Trust will terminate on the earlier of (a) the date when the Trust no longer holds assets, (b) May 3, 2014, and (c) the date specified in a written notice of termination given by the Board of Directors to the Trustee.

(2)	Based solely on information contained in a Schedule 13G/A filed on February 7, 2008 (filed jointly by Bank of America Corporation, NB Holdings Corporation, Bank of America, National Association, Columbia Management Group, LLC and Columbia Management Advisors, LLC), indicating that each joint filer has shared voting power with respect to 1,495,741 shares and shared dispositive power with respect to 2,247,641 shares.

(3)	Based solely on information contained in a Schedule 13G filed on February 8, 2008, indicating that Heartland Advisors, Inc. has shared power to vote 1,536,000 shares and shared dispositive power over 1,592,054 shares and William J. Nasgovitz shares investment and voting power over the shares. Mr. Nasgovitz disclaims any beneficial ownership of the shares.

(4)

Based solely on information contained in a Schedule 13G/A filed on February 6, 2008, indicating that Dimensional Fund Advisors LP has the sole power to vote or to direct the vote of the shares and sole power to dispose or to direct the disposition of the shares. Dimensional Fund Advisors LP (formerly Dimensional

Fund Advisors Inc.) is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. It furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager to certain other commingled group trusts and separate accounts. In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the securities of the Company that are owned by the funds and may be deemed to be the beneficial owner of the shares of the Company held by the funds. All securities reported herein are owned by the funds. Dimensional disclaims beneficial ownership of such securities.

(5)	Based solely on information contained in a Schedule 13G/A filed on January 28, 2008, indicating that Royce & Associates, LLC has sole power to vote or to direct the vote of the shares and sole power to dispose or to direct the disposition of the shares.

(6)	Based solely upon information contained in Schedule 13G filed (filed jointly by AXA Financial, Inc., AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle and AXA) on February 14, 2008, indicating that the joint filers possess sole voting power over 369,902 shares and sole dispositive power with respect to 981,824 shares.

Security Ownership by Management

As of March 28, 2008 the directors and nominees for director individually, the executive officers named in the compensation table, and all directors and executive officers of the Company as a group, respectively, owned beneficially the following amounts of the Company’s common stock.

Name of Individual or Number in Group	Amount and Nature of Beneficial Ownership (1)		Percent of Class
James R. Boldt	703,421	(2)	3.7%
Thomas E. Baker	130,000	(3)	*
George B. Beitzel	321,225	(4)	1.7%
Randall L. Clark	170,000	(5)	*
Randolph A. Marks	427,355	(6)(7)	2.3%
William D. McGuire	6,800	(8)	*
John M. Palms	181,800	(9)	1.0%
Daniel J. Sullivan	170,000	(10)	*
Michael J. Colson	240,300	(11)	1.3%
Arthur W. Crumlish	141,259	(12)	*
Filip J.L. Gydé	100,750	(13)	*
Brendan M. Harrington	81,139	(14)	*

All directors and executive officers as a group (14 persons)	2,971,593	(15)	15.8%

*	Less than 1 percent of outstanding shares.

(1)	The beneficial ownership information presented is based upon information furnished by each person or contained in filings made with the Securities and Exchange Commission. Except as otherwise indicated, each holder has sole voting and investment power with respect to the shares indicated.

(2)	Amount indicated represents 95,000 shares held by Mr. Boldt in his own name, 10,101 shares which are held by Mr. Boldt as custodian for members of his immediate family and options to purchase 598,320 shares that were exercisable on or within 60 days after March 28, 2008.

(3)	Amount indicated represents 30,000 shares held by Mr. Baker in his own name and options to purchase 100,000 shares that were exercisable on or within 60 days after March 28, 2008.

(4)	Amount indicated represents 134,141 shares held by Mr. Beitzel in his own name, 13,084 shares held by Mr. Beitzel’s wife, and options to purchase 174,000 shares that were exercisable on or within 60 days after March 28, 2008.

(5)	Amount indicated represents 20,000 shares held by Mr. Clark in his own name, 10,000 shares held by Mr. Clark’s wife, and options to purchase 140,000 shares that were exercisable on or within 60 days after March 28, 2008.

(6)	Under an agreement entered into in February 1981, upon the death of Mr. Marks, the Company will have the option to purchase up to as many shares of common stock owned by him as may be purchased with the proceeds of the insurance on the life of Mr. Marks maintained by the Company (currently $300,000 in the aggregate). The purchase price for the shares will be 90 percent of the market price of such shares on the Friday immediately preceding the date of death.

(7)	Amount indicated represents 251,355 shares held by Mr. Marks in his own name, 6,000 shares held by Mr. Marks’ wife, and options to purchase 170,000 shares that were exercisable on or within 60 days after March 28, 2008.

(8)	Amount indicated represents 1,500 held by Mr. McGuire in his own name and options to purchase 5,300 shares that were exercisable on or within 60 days after March 28, 2008.

(9)	Amount indicated represents 41,800 shares held by Mr. Palms in his own name and options to purchase 140,000 shares that were exercisable on or within 60 days after March 28, 2008.

(10)	Amount indicated represents 30,000 shares held by Mr. Sullivan in his own name and options to purchase 140,000 shares that were exercisable on or within 60 days after March 28, 2008.

(11)	Amount indicated represents 30,300 shares held by Mr. Colson in his own name and options to purchase 210,000 shares that were exercisable on or within 60 days after March 28, 2008.

(12)	Amount indicated represents 29,259 shares held by Mr. Crumlish in his own name and options to purchase 112,000 shares that were exercisable on or within 60 days after March 28, 2008.

(13)	Amount indicated represents 10,500 shares held by Mr. Gydé in his own name and options to purchase 90,250 shares that were exercisable on or within 60 days after March 28, 2008.

(14)	Amount indicated represents 12,014 shares held by Mr. Harrington in his own name and options to purchase 69,125 shares that were exercisable on or within 60 days after March 28, 2008.

(15)	Amount indicated includes options to purchase 2,193,187 shares that were exercisable on or within 60 days after March 28, 2008.

THE BOARD OF DIRECTORS AND COMMITTEES

The Board of Directors is divided into three classes serving staggered three-year terms. The Board has eight directors and the following four committees: (i) Audit, (ii) Compensation, (iii) Nominating and Corporate Governance, and (iv) Executive. During 2007, the Board held a total of ten meetings. Each director attended at least 75% of the total number of Board meetings and the total number of Board committee meetings the respective director was eligible to attend.

Director Independence and Executive Sessions

The Board of Directors affirmatively determined in February 2008 that each of the seven non-management directors, Thomas E. Baker, George B. Beitzel, Randall L. Clark, Randolph A. Marks, William D. McGuire, John M. Palms and Daniel J. Sullivan, is an independent director in accordance with our corporate governance policies and the standards of the NASDAQ Stock Market and, therefore, that a majority of our Company’s eight-person Board of Directors is currently independent as so defined. The Board of Directors has determined that there are no relationships between the Company and the Directors classified as independent other than service on our Company’s Board of Directors.

The foregoing independence determination of the Board of Directors also included the conclusions of the Board of Directors that:

•

each of the members of the Audit Committee, Governance and Nominating Committee, and Compensation Committee described in this proxy statement is respectively independent under the standards listed above for purposes of membership on each of these committees; and

•	each of the members of the Audit Committee also meets the additional independence requirements under SEC Rule 10A-3(b).

Mr. Marks is currently serving as the “lead” independent director for purposes of scheduling and setting the agenda for the executive sessions of the independent directors. It is presently contemplated that these executive sessions will occur at least once during the fiscal year ending December 31, 2008, in conjunction with a regularly scheduled Board meeting, in addition to the separate meetings of the standing committees of the Board of Directors.

The Board of Directors has also adopted a statement of corporate governance principles that is available on the Company’s website as described under “Corporate Governance and Website Information.”

Audit Committee

The Audit Committee is composed of six directors: Thomas E. Baker, Chairman, George B. Beitzel, Randall L. Clark, William D. McGuire, John M. Palms and Daniel J. Sullivan, and operates under a written charter adopted by the Board of Directors. The charter of the Audit Committee is available on our Company’s website as described below under “Corporate Governance and Website Information.” The Audit Committee met five times during 2007.

The primary purposes of the Audit Committee are to oversee on behalf of the Company’s Board of Directors: (1) the accounting and financial reporting processes of the Company and integrity of the Company’s financial statements, (2) the audits of the Company’s financial statements and appointment, compensation, qualifications, independence and performance of the Company’s independent registered public accounting firm, (3) the Company’s compliance with legal and regulatory requirements, (4) the Company’s internal audit function, and (5) preparation of the audit committee report that SEC rules require to be included in the annual proxy statement. The Committee’s job is one of oversight. Management is responsible for the Company’s financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with U.S. generally accepted accounting principles. The Company’s independent registered public accounting firm is responsible for auditing those financial statements. It is the Committee’s responsibility to monitor and review these processes. It is not the Committee’s duty or responsibility to conduct auditing or accounting reviews. Therefore, the Committee has relied on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with U.S. generally accepted accounting principles and on the representations of the independent registered public accounting firm included in their report on the Company’s financial statements.

The Board of Directors has determined that the members of this Committee are independent as described above under “Director Independence and Executive Sessions” and that each of them is able to read and understand fundamental financial statements. The Board of Directors has determined that Thomas E. Baker is an “audit committee financial expert” as defined in SEC Regulation S-K Item 407. Under the rules of the SEC, the designation or identification of a person as an audit committee financial expert does not impose on such person any duties, obligations or liability that are greater than the duties, obligations and liability imposed on such person as a member of the Audit Committee and Board of Directors in the absence of such designation or identification. Moreover, the designation of a person as an audit committee financial expert does not affect the duties, obligations or liability of any other member of the Audit Committee or Board of Directors.

Audit Committee Report

The Audit Committee has reviewed and discussed the audited financial statements with management and has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with such accountants their independence.

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

Thomas E. Baker, Chairman

George B. Beitzel

Randall L. Clark

William D. McGuire

John M. Palms

Daniel J. Sullivan

Executive Committee

The Executive Committee is composed of James R. Boldt, Chairman, Thomas E. Baker, John M. Palms and Daniel J. Sullivan. The Committee did not meet during 2007. The Executive Committee is empowered to act for the Board of Directors in intervals between Board meetings, with the exception of certain matters that by law cannot be delegated. The Committee meets as necessary.

Nominating and Corporate Governance Committee and Director Nomination Process

The Nominating and Corporate Governance Committee is composed of John M. Palms, Chairman, Thomas E. Baker, George B. Beitzel, Randall L. Clark, Randolph A. Marks, William D. McGuire and Daniel J. Sullivan. This Committee held four meetings during 2007.

This Committee has a charter that is available on our Company’s website as described below under “Corporate Governance and Website Information.” The primary purposes of the Committee are to (a) recommend to the Board of Directors the individuals qualified to serve on the Company’s Board of Directors for election by shareholders at each annual meeting of shareholders and to fill vacancies on the Board of Directors, (b) implement the Board’s criteria for selecting new directors, (c) develop, recommend to the Board, and assess corporate governance policies for the Company, and (d) oversee the evaluation of the Board.

The Board of Directors has determined that the members of this Committee are independent as described above under “Director Independence and Executive Sessions.”

Director Nominations Made by Shareholders. The Committee will consider nominations timely made by shareholders pursuant to the requirements of our Company’s By-laws referred to in the “Stockholder Proposals” section near the end of past proxy statements and this proxy statement. This Committee has not formally adopted any specific elements of this policy, such as minimum specific qualifications or specific qualities or skills that must be possessed by qualified nominees, beyond the Committee’s willingness to consider candidates proposed by shareholders.

Procedure for Stockholders to Nominate Directors. Any shareholder who intends to present a director nomination proposal for consideration at the 2009 annual meeting and intends to have that proposal included in the proxy statement and related materials for the 2009 annual meeting, must deliver a written copy of the proposal to the Company’s principal executive offices no later than the deadline, and in accordance with the notice procedures, specified under “Shareholder Proposals” in this proxy statement and in accordance with the applicable requirements of SEC Rule 14a-8.

If a shareholder does not comply with the foregoing Rule 14a-8 procedures, the shareholder may use the procedures set forth in the Company’s By-laws, although the Company would in the latter case not be required to include the nomination proposal as a proposal in the proxy statement and proxy card mailed to shareholders in connection with the next annual meeting of shareholders. For shareholder nominations of directors to be properly brought before an annual meeting by a shareholder pursuant to the By-laws, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, any shareholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such shareholder’s intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to and received by the Secretary of the Company not later than 60 days in advance of the originally scheduled date of the annual meeting of shareholders.

The shareholder’s notice referred to above must set forth (1) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (2) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (3) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (4) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated, or intended to be nominated by the Board of Directors; and (5) the consent of each nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Process for Identifying Director Candidates. The Committee’s current process for identifying and evaluating nominees for director consists of general periodic evaluations of the size and composition of the Board of Directors with a goal of maintaining continuity of appropriate industry expertise and knowledge of the Company. Since neither the Board nor this Committee has received any shareholder nominations in the past, the Committee has not considered whether there would be any differences in the manner in which the Committee evaluates nominees for director based on whether the nominee is recommended by a shareholder.

Source of Recommendation for Current Nominees. The nominees for director included in this proxy statement have been formally recommended by the incumbent independent directors who serve on the Nominating and Governance Committee (the members of which include the three nominees). The Company did not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees.

Past Nominations from More Than 5% Stockholders. Under the SEC rules referred to above (and assuming consent to disclosure is given by the proponents and nominee), the Company must disclose any nominations for director made by any person or group beneficially owning more than 5% of the Company’s outstanding common stock by the date that was 120 calendar days before the anniversary of the date on which its proxy statement was sent to its shareholders in connection with the previous year’s annual meeting. The Company did not receive any such nominations.

Stockholder Communications to the Board of Directors

Any record or beneficial owner of the Company’s common stock who has concerns about accounting, internal accounting controls, or auditing matters relating to the Company may contact the Audit Committee directly. Any record or beneficial owner of the Company’s common stock who wishes to communicate with the Board of Directors on any other matters should also contact the Audit Committee. The Audit Committee has undertaken on behalf of the Board of Directors to be the recipient of communications from shareholders relating to the Company. If particular communications are directed to the full Board, independent directors as a group, or individual directors, the Audit Committee will route these communications to the appropriate directors or committees so long as the intended recipients are clearly stated. Alternatively, any interested parties may communicate with the presiding independent member of our Board of Directors by writing to Randolph A. Marks, c/o Computer Task Group, Incorporated, 800 Delaware Avenue, Buffalo, New York 14209.

Communications intended to be anonymous may be made by calling the Company’s Whistleblower Hotline Service at 800-854-5313 and identifying yourself as an interested party intending to communicate with the Audit Committee (this third party service undertakes to forward such communications to the Audit Committee if so requested, assuming the intended recipient is clearly stated). You may also send communications intended to be anonymous by mail, without indicating your name or address, to Computer Task Group, Incorporated, 800 Delaware Avenue, Buffalo, New York 14209, Attention: Chairman of the Audit Committee. Communications not intended to be made anonymously may also be made by calling the hotline number or by mail to that address, including whatever identifying or other information you wish to communicate.

Shareholder proposals intended to be presented at a meeting of shareholders by inclusion in the Company’s proxy statement under SEC Rule 14a-8 or intended to be brought before a shareholders’ meeting in compliance with the Company’s By-laws are subject to specific notice and other requirements referred to under “Shareholder Proposals” and in applicable SEC rules and the Company’s By-laws. The communications process for shareholders described above does not modify or relieve any requirements for shareholder proposals intended to be presented at a meeting of shareholders. If you wish to make a shareholder proposal to be presented at a meeting of shareholders, you may not communicate such proposals anonymously and may not use the hotline number or Audit Committee communication process described above in lieu of following the notice and other requirements that apply to shareholder proposals intended to be presented at a meeting of shareholders.

The Company encourages its directors to attend its annual meetings but has not adopted a formal policy requiring this attendance. At our annual meeting on May 9, 2007, the following directors attended the meeting: Thomas E. Baker, James R. Boldt, George B. Beitzel, Randall L. Clark, Randolph A. Marks, John M. Palms and Daniel J. Sullivan.

Corporate Governance and Website Information

The Company maintains certain corporate governance requirements that it believes are in compliance with the corporate governance requirements of the NASDAQ listing standards and SEC regulations. The principal elements of these governance requirements as implemented by our Company are:

•	affirmative determination by the Board of Directors that a majority of the directors are independent;

•	regularly scheduled executive sessions of independent directors;

•

Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee comprised of independent directors and having the purposes and charters described above under the separate committee headings;

•	internal audit function;

•	corporate governance principles of our Board of Directors;

•	specific Audit Committee authority and procedures outlined in the charter of the Audit Committee; and

•

a code of business conduct and ethics applicable to directors, officers and employees of our Company. This code also contains a sub-section that constitutes a code of ethics specifically applicable to the Chief Executive Officer, Chief Financial Officer and other members of our Company’s finance department based on their special role in promoting fair and timely public reporting of financial and business information about our Company.

The charters of the Audit Committee, Compensation Committee, and Nominating and Governance Committee, the corporate governance principles of the Board of Directors, and the code of conduct are available without charge on the Company’s website at www.ctg.com, by clicking on “Investors,” and then “Corporate Governance.” We will also send these documents without charge and in print to any stockholder who requests them.

Compensation Committee

The Compensation Committee is composed of Daniel J. Sullivan, Chairman, Thomas E. Baker, George B. Beitzel, Randall L. Clark, William D. McGuire and John M. Palms. During 2007, this Committee held a total of four meetings. The Board of Directors has determined that the members of this Committee are independent as described above under “Director Independence and Executive Sessions.”

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised entirely of independent directors.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee Composition and Primary Purposes

The Compensation Committee of the Board of Directors is composed of Daniel J. Sullivan, Chairman, Thomas E. Baker, George B. Beitzel, Randall L. Clark , William D. McGuire and John M. Palms. The Committee is responsible for overseeing the administration of the Company’s employee stock and benefit plans, establishing policies relating to the compensation of employees and setting the terms and conditions of employment for executive officers.

This Committee has a charter that is available on our Company’s website as described below under “Corporate Governance and Website Information.” The Committee reviews the charter annually and updates the charter as necessary. The primary purposes of the Committee are to: (1) review and approve corporate goals and objectives relevant to the Company’s compensation philosophy, (2) evaluate the CEO’s performance and determine the CEO’s compensation in light of those goals and objectives, (3) review and approve executive officer compensation, incentive compensation plans and equity-based plans; and (4) produce an annual report on executive compensation, and approve the Compensation Discussion and Analysis, for inclusion in the Company’s annual proxy statement.

Compensation Philosophy and Executive Compensation Objectives

Given the exceptionally competitive nature of the IT Industry, the Company’s Compensation Committee and management believe it is strategically critical to attract, retain and motivate the most talented employees possible by providing competitive total compensation packages. This general philosophy on compensation applies to all employees of the Company. With regard to executive officer compensation, the Company seeks to accomplish the following high-level objectives:

•

Offer a Competitive Total Compensation Package. To attract the most talented executive officers possible, the Company should tailor each executive officer’s total compensation plan to reflect average total compensation offered at similar organizations. This is accomplished by means of routine benchmarking, the process for which is described further below.

•

Tie Total Compensation to Performance in a Meaningful Manner. To promote the Company’s overall annual and long-term financial and operating objectives, a significant portion of total compensation should be based upon the accomplishment of specific Company objectives within an executive officer’s purview. This is accomplished by means of various performance-based incentive plans described further below.

•

Encourage Executives to Think Like Shareholders. To promote the best interests of shareholders, executive officers should be encouraged to maintain a significant equity interest in the Company. This is accomplished by means of various equity award plans described further below.

How Executive Compensation is Determined

In order to promote the Company’s objective of tying total compensation to performance in a meaningful manner, the Company has adopted a top-down approach to compensation planning. In short, once the Board of Directors has reviewed and approved the corporate goals and objectives for the entire Company, the Compensation Committee begins the process of setting compensation for the CEO. Once compensation has been set for the CEO, the CEO is then able to make recommendations to the Board on performance objectives and commensurate compensation for each of the executive officers reporting to the CEO. Similarly, once compensation has been set for the executive officers, they in turn are able to set performance-based objectives for their direct reports. This approach to compensation planning continues to trickle down to employees throughout the organization. In this manner, the compensation planning process seeks to optimize shareholder value by integrating appropriate employee responsibilities with corporate objectives.

In an effort to accomplish the Company’s objective of offering competitive total compensation packages, the Compensation Committee routinely benchmarks total compensation packages for all executive officers. In 2007, as has been the practice for several years, the Compensation Committee retained the services of Towers Perrin, a highly-regarded compensation consulting firm, to undertake an annual compensation review for each of the Company’s executive officers. Towers Perrin does not provide any other material services to the Company, or any of the Company’s executive officers individually, aside from those services provided to the Compensation Committee. As such, the Compensation Committee determined that Towers Perrin was independent. Prior to conducting the study, Towers Perrin was provided with job descriptions for each of the executive officers and was instructed to provide the Compensation Committee with a written report for each executive officer reflecting the competitive range of total compensation at similar organizations. Information concerning trends with executive compensation was also requested as part of Tower Perrin’s report.

Benchmarking Methodology Used. Towers Perrin used its proprietary Executive Compensation Database to create the report. This database contains compensation data from over 820 companies. From this data, Towers Perrin identified a sample of firms that were comparable to the Company in terms of size and industry. Regression analyses were then performed on the sample to provide a competitive range for jobs with similar responsibilities. The competitive range identified in the Towers Perrin report approximates the statistical mean of the sample within one standard deviation. As such, the competitive range tends to fall within approximately fifteen percentage points on either side of the Mean. The deviation in this range is usually explained by differences in experience, length of service and/or differences in responsibilities. For executives identified as “named executive officers” in the 2006 proxy statement, Towers Perrin further cross-compared this competitive range against a peer group of companies chosen by the Compensation Committee.1 However, this comparison was merely provided for validation purposes and had no impact on the original competitive range included in the Towers Perrin’s report.

Upon completion of the report, the Compensation Committee met personally with a representative of Towers Perrin to review the document. For 2007, the Towers Perrin report contained the following observations:

•	Excluding the CEO, total compensation for executive officers, as well as each of the three general components (see below) comprising total compensation, was well within the competitive range; and

•	For the CEO, two of the three general components (Baseline Compensation and Equity Based Incentives) comprising total compensation were below the competitive range.

The Compensation Committee used the Towers Perrin study, in conjunction with the Company’s overall long-term financial and operating objectives for 2007, to set total compensation for the CEO. Prior to approving Mr. Boldt’s total compensation package for 2007, the Committee also reviewed a tally sheet delineating the details of each aspect of Mr. Boldt’s compensation. The details of Mr. Boldt’s total compensation for 2007 are discussed in more detail below.

The CEO used the Towers Perrin study, in conjunction with the Company’s overall long-term financial and operating objectives for 2007, to make compensation recommendations to the Board for each executive officer. It has been the practice of the Board to approve total compensation packages that contain a significant portion of tailored, performance-based incentives within the executive officer’s purview. The details of each named executive officer’s total compensation for 2007 are discussed below in more detail.

Components of Executive Compensation

The compensation paid to the Company’s executive officers, as reflected in the tables set forth in this Proxy Statement, can be broken down into the following three general categories: (i) Baseline Compensation, (ii) Performance-Based Incentives and (iii) Equity-Based Incentives.

Baseline Compensation

Baseline Compensation includes: annual base salary, standard employee benefits available to all employees generally and participation in certain executive level employee benefit programs. Once awarded, compensation payments made under this component are provided during the course of the year without regard to achievement of specific performance-based objectives. The Company chooses to pay this component of compensation because it comprises the very foundation of executive compensation. As such, the Company considers maintaining competitive levels of baseline compensation essential to attracting and retaining talented personnel.

[1]

The peer group cited by the Compensation Committee for validation consisted of the following entities: Analysts International Corp. (ANLY), CIBER Inc. (CBR), Computer Horizons Corp. (CHRZ), Compuware Corp. (CPWR), iGATE Corp. (IGTE), Keane Inc. (KEA), Sapient Corp. (SAPE) and Technology Solutions Co. (TSCC).

Annual Base Salary—In an effort to stay competitive, annual salaries for executive officers are reviewed by the Compensation Committee on a yearly basis. With respect to determining the base salary of executive officers, the Committee takes into consideration the compensation report prepared by Towers Perrin, the executive’s individual performance as well as length of service and internal equity considerations. Of these factors, the Towers Perrin report is generally given the most weight.

Standard Employee Benefits—Executive officers are entitled to participate in the same benefit programs afforded generally to all other employees of the Company. Such benefits generally include a 401(k) program, Medical/Dental/Vision Health Plans, Employee Stock Purchase Plan, Short-Term and Long-Term Disability Plans and Flexible Spending Account Plan.

Executive Level Benefits—In addition to the benefits afforded to employees generally, executive officers are also eligible to participate in the following Company sponsored Executive Benefits: Long-Term Executive Disability Plan, Executive Life Insurance Plan, Accidental Death & Dismemberment and Travel Accident Plan, Income Tax Preparation and Advice program, Executive Medical and Dental Plan program, and the Company’s Change in Control program. A synopsis of these Executive Level Benefits is provided below:

•

Long-Term Executive Disability Plan. The Company will pay, on the executive’s behalf, the premiums associated with maintaining a long-term disability policy with seventy percent (70%) salary replacement up to $25,000 per month. The benefits provided under the Long-Term Executive Disability Plan are provided in lieu of the Long-Term Disability Plan afforded to employees generally.

•

Executive Life Insurance Plan. The Company will pay, on the executive’s behalf, the premiums associated with maintaining a life insurance policy with coverage equal to three times current annual salary.

•

Accidental Death & Dismemberment & Travel Accident Plan. The Company will pay, on the executive’s behalf, the premiums associated with maintaining an accidental death and dismemberment policy with coverage equal to four times current annual salary.

•	Income Tax Preparation and Advice Program. The Company will generally reimburse executives for out-of-pocket fees expended, up to $2,000, on tax preparation, planning or advice.[2]

•	Executive Medical and Dental Plan Program. The Company will reimburse executives for out-of-pocket fees expended, up to $10,000, on qualifying medical or dental expenditures.

•

Change in Control Agreement. Pursuant to the terms of this Agreement, executives are generally entitled to the following benefits in the event of a Change in Control: (a) immediate vesting of all stock-related awards granted under the 1991 Stock Option Plan, the 2000 Equity Award Plan or the 1991 Restricted Stock Plan; (b) immediate vesting and cash payout of any Deferred Compensation accruing pursuant to the Company’s Nonqualified Key Employee Deferred Compensation Plan; and (c) to the extent that the executive’s stock option rights are impeded or adversely affected by the resulting Change in Control (i.e., no comparable Conversion Options offered), an executive is entitled to an immediate lump sum payout of the Built in Gain on all unexercised stock options, calculated as of the date of the Change in Control. Further, additional severance benefits apply in the event the executive’s employment is terminated for Good Reason by the executive or without Cause by the Company within twenty-four (24) months of the date of Change in Control, or in anticipation thereof.[3] These additional severance benefits include: two times[4] the executive’s annual rate of salary, two times the executive’s highest annual Incentive (calculated from the preceding three years), a lump sum

[2]	In Mr. Boldt’s case, the potential reimbursement is $4,000.
[3]	In Mr. Boldt’s case, these severance benefits may also be triggered by his termination for any reason within six (6) months following the Change in Control.
[4]	In Mr. Boldt’s case, 2.99 times current salary, and 2.99 times the highest annual Incentive (calculated from the preceding three years), is provided.

payout equal to twenty-five percent (25%) of current salary and highest annual Incentive, indemnification coverage for a period of sixty (60) months, a cash-out of equity-based compensation; and payout of any and all deferred compensation accruing up to the date of termination. The Agreement also provides for gross-up payments to cover the executive’s taxes, to the extent that payments under this Agreement should otherwise be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

Performance-Based Incentives

Performance-based incentives include an annual cash incentive (“Incentive”) and participation in the Company’s Nonqualified Key Employee Deferred Compensation Plan (“Deferred Compensation Plan”). Compensation payments provided under these programs are conditional upon the accomplishment of specific performance-based goals. The Company chooses to pay this component of compensation because it believes such compensation programs are critical to motivating executive officers in a manner that directly impacts shareholder value.

Annual Cash Incentive Compensation—Each executive officer’s total annual compensation includes a potential Incentive award. Incentive payments are contingent upon the accomplishment of certain performance-based objectives selected by the Compensation Committee annually. In selecting objectives, the Compensation Committee seeks to individually tailor performance criteria for each executive officer. The amounts of the Incentive, and the formula for calculating actual payments, are regularly reviewed and benchmarked in conjunction with the Towers Perrin study discussed earlier. In 2007, the Compensation Committee established performance objectives for the executive officers based on targeted levels of revenue and operating income. To the extent an executive officer has specific operational responsibilities, performance objectives were split between: (i) consolidated revenues and operating income for the entire Company and (ii) business unit revenues and gross profit for that executive officer’s focus of operation. Targets for non-operational executive officers, including the CEO, were based solely on consolidated revenues and operating income for the entire Company.

The formula for calculating each executive officer’s Incentive provides that at least eighty percent (80%) of the stipulated plan target (“Threshold”) must be achieved before any remuneration is awarded for that objective. If the Threshold is achieved, the executive officer receives fifty percent (50%) of the designated plan award for that objective. Then, for each additional percentage point (1%) achieved above the Threshold, up to one hundred percent (100%) of the plan target (“Objective Goal”), the executive officer receives another two and one-half percent (2.5%) of the designated plan award for that objective. For each additional percentage point (1%) achieved above the Objective Goal, the executive officer receives another three and one-half percent (3.5%) of the designated plan award for that objective. Each plan prohibits the receipt of amounts in excess of two hundred percent (200%) of the designated plan award for that objective.

The designated plan award is generally calculated as a percentage of annual base salary. In 2007, the designated plan awards were: (i) for Mr. Boldt, CEO, one hundred percent (100%) of base salary actually paid, (ii) for Mr. Harrington, CFO, fifty percent (50%) of base salary actually paid, (iii) for Mr. Gydé, SVP, forty-five percent (45%) of base salary actually paid, (iv) for Mr. Colson, SVP, fifty percent (50%) of base salary actually paid, and (v) for Mr. Crumlish, SVP, fifty percent (50%) of base salary actually paid.

The Compensation Committee believes that each executive officer’s Incentive plan targets for 2007 involve a reasonably challenging degree of difficulty commensurate with historical levels. In this manner, the Compensation Committee believes that each executive officer’s Incentive plan targets are reasonably tailored to promote the Company’s overall annual and long-term financial goals.

Deferred Compensation—This component of executive compensation consists of employee and Company contributions under the CTG Nonqualified Key Employee Deferred Compensation Plan for those executives chosen to participate in the Plan. Executives chosen to participate in the Plan are eligible to elect to defer a percentage of their annual cash compensation. In addition, executives are also eligible to receive a Company contribution under the Plan in an amount equal to a specified percentage of the sum of the executive’s 2007 Base Salary and Incentive compensation. Payment of the Company’s contribution is contingent on the accomplishment of certain performance targets5 recommended by the CEO and approved by the Compensation Committee. Actual amounts paid under the Company contributions, and the formula for calculating actual payments, are regularly reviewed and approved by the Compensation Committee. The contribution can be made in cash or CTG common stock, as determined by the Committee. In 2007, for those executives chosen to participate in the Plan, the Company’s contribution percentage was fifteen percent (15%) of the annual amounts received from both salary and annual Incentive amounts.

Equity-Based Incentives

This component of executive compensation consists of grants of restricted stock and stock options under the Company’s 2000 Equity Award Plan and the 1991 Restricted Stock Plan. In making such grants, the Committee considers an executive’s past contributions and expected future contributions towards Company performance. Grants are made to key employees of the Company who, in the opinion of the Committee, have had and are expected to continue to have a significant impact on the long-term performance of the Company. The awards are designed to reward individuals who remain with the Company; and further align employee interests with those of the Company’s shareholders. The Company chooses to pay this component of compensation because it strongly believes that stock ownership by management is beneficial in aligning management’s activities and decisions with shareholders’ interests of maximizing share value.

Restricted Stock Grants During 2007—The Compensation Committee granted restricted stock awards to various executive officers as identified in the tables below. In general, recipients of restricted stock awards receive a specified number of non-transferable restricted shares to be held by the Company, in the name of the grantee, until satisfaction of stipulated vesting requirements. Upon satisfaction of such vesting requirements, restrictions prohibiting transferability will be removed from the vested shares. In determining whether to grant an individual restricted stock, the Compensation Committee considers an executive’s contribution toward Company performance, expected future contribution and the number of options and shares of common stock presently held by the executive. For awards of restricted stock granted in 2007 to executive officers, shares vest in four equal installments over the next four years, beginning on the first anniversary of the date of grant. Similar to awards of stock options, restricted stock awards directly align compensation with increases in shareholder value; and provide benefits of share ownership (such as voting rights, right to earn dividends, etc.) immediately upon grant.

Stock Options Granted During 2007—The Compensation Committee granted stock options to various executive officers as identified in the tables below. In general, recipients of the stock options receive the right to purchase shares of common stock of the Company in the future at a price equal to the value of the Company’s common stock, as reported on the NASDAQ Stock Market LLC, at closing on the date of grant. The Compensation Committee determines the dates and terms upon which options may be exercised, as well as whether the options will be incentive stock options or nonqualified stock options. For awards granted to executive officers in 2007, options vest in four equal installments over the next four years, beginning on the first anniversary of the date of grant. In determining whether to grant an individual stock options, the Compensation Committee considers an executive’s contribution toward Company performance, expected future contribution and the number of options and shares of common stock presently held by the executive. Any value that might be received from an equity grant depends upon increases in the price of the Company’s common stock. Accordingly, the amount of compensation to be received by an executive is directly aligned with increases in shareholder value.

[5]	In 2007, the performance targets for the Deferred Compensation Plan were based upon the Company’s attainment of certain operating income targets.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation($)			All Other Compensation($) (5)		Total ($)
James R. Boldt Chairman, President and Chief Executive Officer	2007	$434,317	$18,918	$94,572		$368,365 120,402	(3) (4)	$46,358	(6)	$1,082,932
	2006	$421,545	$6,143	$97,677	$ $	455,163 131,506	(3) (4)	$36,582		$1,148,616

Brendan M. Harrington Senior Vice President, Chief Financial Officer	2007	$204,384	$4,148	$45,942	$ $	86,674 43,659	(3) (4)	$12,919		$397,726
	2006	$189,558	$1,229	$10,303	$ $	51,400 0	(3) (4)	$8,204		$260,694

Filip J.L. Gydé Senior Vice President and General Manager, CTG Europe	2007	$274,598	$8,184	$15,801	$ $	65,500 0	(3) (4)	$114,114	(7)	$478,197
	2006	$245,597	$2,783	$7,636	$ $	113,491 0	(3) (4)	$97,764	(7)	$467,271

Michael J. Colson Senior Vice President, Solutions	2007	$237,115	$7,568	$19,849	$ $	122,535 53,948	(3) (4)	$32,369	(8)	$473,384

Arthur W. Crumlish Senior Vice President and General Manager, Strategic Staffing Solutions	2007	$230,115	$7,568	$23,337	$ $	82,509 46,894	(3) (4)	$31,398		$421,821
	2006	$218,356	$2,457	$15,824	$ $	110,765 49,368	(3) (4)	$31,601		$428,371

(1)	The amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2007 and 2006 as applicable, in accordance with FAS 123(R) of awards of restricted stock pursuant to the Company’s 2000 Equity Award Plan and 1991 Restricted Stock Plan; and thus may include amounts from awards granted in 2006 and 2007. Assumptions used in the calculation of these amounts are included in footnote 10 to the Company’s audited financial statements for the fiscal year ended December 31, 2007, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on or around March 10, 2008.

(2)	The amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2007 and 2006 as applicable, in accordance with FAS 123(R) of awards of stock options pursuant to the Company’s 1991 Employee Stock Option Plan and 2000 Equity Award Plan; and thus may include amounts from awards granted in and prior to 2006 and 2007. Assumptions used in the calculation of these amounts are included in footnote 10 to the Company’s audited financial statements for the fiscal year ended December 31, 2007, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on or around March 10, 2008.

(3)	Represents cash payments earned under the respective executive’s annual cash incentive plan (“Incentive”).

(4)	Represents amounts contributed by the Company under the Computer Task Group, Incorporated Nonqualified Deferred Compensation Plan.

(5)	Life Insurance. During 2007, the Company provided life insurance benefits for Messrs. Boldt, Harrington, Colson and Crumlish. The premiums paid by the Company for these benefits totaled $28,752, $8,245, $10,468 and $24,648, respectively. As part of these policies, the insurance carrier invests the Company’s annual premium payments and provides a return to the Company. In 2007, the investment earnings returned to the Company for these individuals totaled $26,185, $7,509, $9,534, and $22,448, respectively. The accounting effect of such income resulted in net expense of $2,567, $736, $934, and $2,200, respectively, to CTG for providing these policies during 2007.

401(k) Contributions. The Company matches up to 3% of the contributions made by Messrs. Boldt, Harrington, Colson and Crumlish to the Computer Task Group, Incorporated 401(k) Plan. Contributions made by the Company during 2007 for the named executives totaled $6,750, $4,674, $6,750 and $6,750, respectively. Contributions made by the Company during 2006 for Messrs. Boldt, Harrington and Crumlish totaled $6,600, $5,508 and $6,600, respectively.

(6)	In addition to life insurance premiums and 401(k) contributions (as further disclosed in footnote 5), Mr. Boldt received a total value of $10,856 from the following Executive Level Benefits (which are further described on page 15): Long-Term Executive Disability Plan, Accidental Death & Dismemberment & Travel Accident Plan, Executive Medical and Dental Plan Program and Mr. Boldt’s annual dues at a luncheon club.

(7)	In accordance with Belgium law the Company is required to pay Mr. Gydé: (i) 92% of one month’s pay as vacation pay and (ii) a year-end premium equal to one month’s pay. Together, these legal obligations totaled $63,707 in 2007 and $53,191 in 2006. The Company also makes contributions totaling towards Mr. Gydé’s cafeteria plan account, which is a plan generally available to all Belgium employees. Contributions to Mr. Gydé’s cafeteria plan totaled $27,459 in 2007 and $24,560 in 2006. The Company also leases an automobile for Mr. Gydé’s use, as is done for all Belgium employees with a likelihood of traveling. The cost to the Company for leasing Mr. Gydé’s automobile was $22,948 in 2007 and $20,013 in 2006.

(8)	In addition to life insurance premiums and 401(k) contributions (as further disclosed in footnote 5), Mr. Colson received a total value of $15,151 from the following Executive Level Benefits (which are further described on page 15): Long-Term Executive Disability Plan, Accidental Death & Dismemberment & Travel Accident Plan, Income Tax Preparation and Advice Program and Executive Medical and Dental Plan Program. The Company also paid for Mr. Colson’s annual dues at a luncheon club.

Specific Executive Officer Compensation Plans

James R. Boldt, CEO. In 2007, Mr. Boldt’s compensation included an annual base salary of $434,317, an Incentive of $368,365, a grant of 40,000 stock options at $4.52 per share and a grant of 10,000 restricted shares. In making this compensation award to Mr. Boldt, the Committee considered the following factors: the Towers Perrin report, past performance and internal pay equity. The Company contributed $120,402 (or 15% of Mr. Boldt’s cash compensation) towards the Nonqualified Deferred Compensation Plan. Mr. Boldt did not elect to contribute any of his cash compensation towards the Plan in 2007.

In 2006, Mr. Boldt’s compensation included an annual base salary of $421,545, an Incentive of $455,163, a grant of 40,000 stock options at $4.65 per share and a grant of 10,000 restricted shares. In making this compensation award to Mr. Boldt, the Committee considered the following factors: the Towers Perrin report, past performance and internal pay equity. The Company contributed $131,506 (or 15% of Mr. Boldt’s cash compensation) towards the Nonqualified Deferred Compensation Plan. Mr. Boldt did not elect to contribute any of his cash compensation towards the Plan in 2006.

Mr. Boldt is currently the only executive officer with a written Employment Agreement addressing compensation terms. Pursuant to the terms of that Agreement:

•	compensation will be reviewed and adjusted annually by the Compensation Committee as appropriate;

•	either party may terminate the employment relationship upon sixty (60) days prior written notice to the other;

•

competitive activities, and other activities adverse to the Company’s interests, are prohibited during the term of the employment relationship and for a one (1) year period after any termination thereof.

The Agreement also provides severance compensation in the event of termination. In the event of termination by Mr. Boldt for Good Reason (as defined in the Agreement), or by the Company other than for Cause (as defined in the Agreement), or he dies or becomes disabled, Mr. Boldt will continue to receive cash payments and medical and dental benefits for a period of twelve (12) months. In the event Mr. Boldt remains unemployed after such twelve (12) month period, the Company shall extend severance payments until an additional six (6) months time has elapsed or until employment is secured, whichever occurs first. The amount of such cash payments shall equal the average annual total cash compensation paid to Mr. Boldt during the most recent three year period.

Brendan M. Harrington, CFO. In 2007, Mr. Harrington’s total compensation included annual base salary payments of $204,384, an Incentive of $86,674, a grant of 15,000 stock options at $4.52 per share, and a grant of 2,500 restricted shares. In making these 2007 compensation awards to Mr. Harrington, the Committee considered the following factors: the Towers Perrin report, Mr. Harrington’s recent promotion to this position and past compensation. The Company contributed $43,659 (or 15% of Mr. Harrington’s cash compensation) towards the Nonqualified Deferred Compensation Plan. Mr. Harrington did not elect to contribute any of his cash compensation towards the Plan in 2007.

In 2006, Mr. Harrington’s total compensation included annual base salary payments of $189,5586, an Incentive of $51,4007 , a grant of 7,5008 stock options at $4.65 per share, a grant of 75,0009 stock options at $4.11 per share and a grant of 2,00010 restricted shares. Mr. Harrington was promoted to Senior Vice President and Chief Financial Officer of the Company on 9/13/06, after having served as the Company’s Interim Chief Financial Officer and Treasurer since 10/15/05. As a result of this promotion, Mr. Harrington’s initial compensation awards were augmented by the board on 11/14/06. In making these 2006 compensation awards to Mr. Harrington, the Committee considered the following factors: the Towers Perrin report, Mr. Harrington’s recent promotion to this position and past compensation. Mr. Harrington did not qualify as a participant in the Deferred Compensation Plan until January 1, 2007.

Filip J.L. Gydé, SVP. In 2007, Mr. Gydé’s compensation included an annual base salary of $274,598, an Incentive of $65,500, a grant of 20,000 stock options at $4.52 per share and a grant of 4,000 restricted shares. In making this compensation award to Mr. Gydé, the Committee considered the Towers Perrin report and past performance. Mr. Gydé is not a participant in the Company’s Nonqualified Deferred Compensation Plan. Pursuant to Belgian law, the Company is required to pay Mr. Gydé certain additional benefits which are generally afforded to all Belgian employees. These statutory benefits totaled $63,707 in 2007.

In 2006, Mr. Gydé’s compensation included an annual base salary of $245,597, an Incentive of $113,491, a grant of 10,000 stock options at $4.65 per share and a grant of 4,000 restricted shares. In making this compensation award to Mr. Gydé, the Committee considered the Towers Perrin report and past performance. Mr. Gydé is not a participant in the Company’s Nonqualified Deferred Compensation Plan. Pursuant to Belgian law, the Company is required to pay Mr. Gydé certain additional benefits which are generally afforded to all Belgian employees. These statutory benefits totaled $53,191 in 2006.

Michael J. Colson, SVP. In 2007, Mr. Colson’s compensation included an annual base salary of $237,115, an Incentive of $122,535, a grant of 20,000 stock options at $4.52 per share and a grant of 4,000 restricted shares. In making this compensation award to Mr. Colson, the Committee considered the Towers Perrin report and past performance. The Company contributed $53,948 (or 15% of Mr. Colson’s cash compensation) towards the Nonqualified Deferred Compensation Plan. Mr. Colson did not elect to contribute any of his cash compensation towards the Plan in 2007.

Arthur W. Crumlish, SVP. In 2007, Mr. Crumlish’s compensation included an annual base salary of $230,115, an Incentive of $82,509, a grant of 20,000 stock options at $4.52 per share and a grant of 4,000 restricted shares. In making this compensation award to Mr. Crumlish, the Committee considered the Towers Perrin report and past performance. The Company contributed $46,894 (or 15% of Mr. Crumlish’s cash

[6]

From 1/1/06 until 4/7/06, Mr. Harrington was awarded an annualized base salary of $127,000. From 4/8/06, until his promotion on 9/13/06, Mr. Harrington was awarded an annualized base salary of $140,000. From the date of his promotion on 9/13/06 until the end of 2006, Mr. Harrington was awarded an annualized salary of $200,000. In addition to these annualized base salaries, which are paid on a bi-weekly basis, Mr. Harrington was also awarded an additional monthly salary of $4,166.67 for each month he served as the Company’s Interim Chief Financial Officer (from 1/1/06 until 9/13/06). These awards are pro rated in the Summary Compensation Table to reflect amounts actually earned in 2006.

[7]

From 1/1/06 until the date of his promotion, Mr. Harrington was also awarded an Incentive plan with a designated plan award of $25,000. From the date of his promotion, this designated plan award was increased to $100,000. These awards are pro rated in the Summary Compensation Table to reflects Incentive actually earned in 2006.

[8]	This award was granted on 6/21/06.
[9]	This award was granted on 11/14/06.
[10]	This award was granted on 6/21/06.

compensation) towards the Nonqualified Deferred Compensation Plan. Mr. Crumlish did not elect to contribute any of his cash compensation towards the Plan in 2007.

In 2006, Mr. Crumlish’s compensation included an annual base salary of $218,356, an Incentive of $110,765, a grant of 20,000 stock options at $4.65 per share and a grant of 4,000 restricted shares. In making this compensation award to Mr. Crumlish, the Committee considered the Towers Perrin report and past performance. The Company contributed $49,368 (or 15% of Mr. Crumlish’s cash compensation) towards the Nonqualified Deferred Compensation Plan. Mr. Crumlish did not elect to contribute any of his cash compensation towards the Plan in 2006.

GRANTS OF PLAN BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)
James R. Boldt	5/9/2007	$217,159	$434,317	$868,634	—	—	—	10,000	40,000	$4.52	$122,905
Brendan M. Harrington	5/9/2007	$51,096	$102,192	$204,384	—	—	—	2,500	15,000	$4.52	$40,439
Filip J.L. Gydé	5/9/2007	$61,785	$123,569	$247,138	—	—	—	4,000	20,000	$4.52	$59,743
Michael J. Colson	5/9/2007	$59,279	$118,558	$237,116	—	—	—	4,000	20,000	$4.52	$56,933
Arthur W. Crumlish	5/9/2007	$57,529	$115,058	$230,116	—	—	—	4,000	20,000	$4.52	$56,933

(1)	The amounts shown in column (c) reflect Incentives that would be paid for achieving 80% of the stipulated plan target. The amounts shown in column (d) reflect Incentives that would be paid for achieving 100% of the stipulated plan target. The amounts shown in column (e) reflect the maximum Incentives that would be paid under the stipulated plan. Further discussion of Incentive plan calculations is provided under the section entitled “Annual Cash Compensation,” found earlier in this Proxy Statement under the heading “Performance-Based Incentives.”

Grants of Plan-Based Awards

Each of the Non-Equity Incentive Plan Awards represented in the table above were Incentive awards granted to the named executive officers during 2007. Such Incentive awards are described earlier in this Proxy Statement under the heading “Performance-Based Incentives”. The formula for calculating each executive officer’s Incentive provides that at least eighty percent (80%) of the stipulated plan target (“Threshold”) must be achieved before any remuneration is awarded for that objective. If the Threshold is achieved, the executive officer receives fifty percent (50%) of the designated plan award 11 for that objective. Then, for each additional percentage point achieved above the Threshold, up to one hundred percent (100%) of the plan target (“Objective Goal”), the executive officer receives another two and one-half percent (2.5%) of the designated plan award for that objective. For each additional percentage point (1%) achieved above the Objective Goal, the executive officer receives another three and one half percent (3.5%) of the designated plan award for that objective. Each plan prohibits the receipt of amounts in excess of two hundred percent (200%) of the designated plan award for that objective.

Each of the equity awards represented in the table above were granted pursuant to the 2000 Equity Award Plan or the 1991 Restricted Stock Plan. Stock options represented in the table were granted by the Board on May 9, 2007; and the exercise price of all such options was set at $4.52—the closing price of the Company’s common stock on the date of grant. Restricted stock awards represented in the table were also granted by the Board of Directors on May 9, 2007. Recipients of both stock option and restricted stock awards were required to enter into agreements with the Company governing the vesting, exercise and/or transferability (as applicable) of such awards. Vesting requirements for both stock option awards and restricted stock awards are based solely on continued employment. There are no performance-based vesting requirements. Under the terms of all awards delineated in this table, shares or options vest in four equal installments over the next four years, beginning on the first anniversary of the date of grant.

[11]

The designated plan award is generally calculated as a percentage of annual base salary. In 2007, the designated plan awards were: (i) for Mr. Boldt, CEO, one hundred percent (100%) of base salary actually paid, (ii) for Harrington, CFO, fifty percent (50%) of base salary actually paid, (iii) for Mr. Gydé, SVP, forty percent (45%) of base salary actually paid, (iv) for Mr. Colson, SVP, fifty percent (50%) of base salary actually paid, and (iv) for Mr. Crumlish, SVP, fifty percent (50%) of base salary actually paid.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	OPTION AWARDS							STOCK AWARDS
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
James R. Boldt	11,000	—		—	$30.31	11/25/2012		—	—	—	—
	11,250	—		—	$21.94	12/14/2013		—	—	—	—
	3,750	—		—	$21.94	12/14/2008		—	—	—	—
	6,820	—		—	$26.06	2/5/2014		—	—	—	—
	3,180	—		—	$26.06	2/5/2009	(a)	—	—	—	—
	5,402	—		—	$16.19	2/4/2010	(b)	—	—	—	—
	7,598	—		—	$16.19	2/4/2015		—	—	—	—
	92,102	—		—	$6.00	6/22/2015		—	—	—	—
	7,898	—		—	$6.00	6/22/2010		—	—	—	—
	63,750	—		—	$5.94	3/1/2016		—	—	—	—
	11,250	—		—	$5.94	3/1/2011		—	—	—	—
	10,771	—		—	$3.08	7/16/2011		—	—	—	—
	189,229	200,000	(c)	—	$3.08	7/16/2016		—	—	—	—
	37,500	—		—	$3.18	2/6/2018		—	—	—	—
	37,500	—		—	$3.18	2/6/2013	(d)	—	—	—	—
	26,478	—		—	$4.90	3/3/2014	(e)	—	—	—	—
	13,522	—		—	$4.90	3/3/2019		—	—	—	—
	40,000	—		—	$4.11	2/2/2015		—	—	—	—
	10,000	30,000	(f)	—	$4.65	6/21/2016		—	—	—	—
	—	40,000	(g)	—	$4.52	5/9/2017		—	—	—	—
	—	—		—	—	—		17,500	$96,775	—	—

Brendan M. Harrington	1,250	—		—	$21.94	12/14/2008		—	—	—	—
	1,500	—		—	$16.19	2/4/2010	(h)	—	—	—	—
	7,500	—		—	$4.35	2/7/2012	(i)	—	—	—	—
	7,500	—		—	$3.18	2/6/2013	(j)	—	—	—	—
	7,500	—		—	$4.90	3/3/2014	(k)	—	—	—	—
	10,000	—		—	$4.11	2/2/2015		—	—	—	—
	10,000	—		—	$3.48	11/16/2015		—	—	—	—
	1,875	5,625	(l)	—	$4.65	6/21/2016		—	—	—	—
	18,750	56,250	(m)	—	$4.11	11/14/2016		—	—	—	—
	—	15,000	(n)	—	$4.52	5/9/2017		—	—	—	—
	—	—		—	—	—		4,000	$22,120	—	—

Filip J.L. Gydé	1,250	—		—	$21.94	12/14/2008		—	—	—	—
	3,750	—		—	$16.19	2/4/2010	(o)	—	—	—	—
	7,500	—		—	$2.88	10/3/2010	(p)	—	—	—	—
	24,000	—		—	$5.94	3/1/2011	(q)	—	—	—	—
	16,000	—		—	$5.94	3/1/2016		—	—	—	—
	10,000	—		—	$3.18	2/6/2013		—	—	—	—
	10,000	—		—	$4.90	3/3/2014		—	—	—	—
	20,000	—		—	$4.11	2/2/2015		—	—	—	—
	—	10,000	(r)	—	$4.65	6/21/2016		—	—	—	—
	2,500	7,500	(s)	—	$4.65	6/21/2016		—	—	—	—
	—	10,000	(t)	—	$4.52	5/9/2017		—	—	—	—
	—	10,000	(u)	—	$4.52	5/9/2017		—	—	—	—
	—	—		—	—	—		7,000	$38,710	—	—

Name	OPTION AWARDS							STOCK AWARDS
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Michael J. Colson	75,000	—		—	$5.33	1/3/2015	(v)	—	—	—	—
	25,000	—		—	$5.33	1/3/2015		—	—	—	—
	100,000	—		—	$3.48	11/16/2015		—	—	—	—
	5,000	15,000	(w)	—	$4.65	6/21/2016		—	—	—	—
	—	20,000	(x)	—	$4.52	5/9/2017		—	—	—	—
	—	—		—	—	—		7,000	$38,710	—	—

Arthur W. Crumlish	1,250	—		—	$21.94	12/14/2008		—	—	—	—
	3,000	—		—	$16.19	2/4/2010	(y)	—	—	—	—
	3,750	—		—	$2.88	10/3/2010	(z)	—	—	—	—
	35,000	—		—	$2.35	9/24/2011	(aa)	—	—	—	—
	—	15,000	(bb)	—	$2.35	9/24/2016		—	—	—	—
	15,000	—		—	$3.18	2/6/2013	(cc)	—	—	—	—
	20,000	—		—	$4.90	3/3/2014	(dd)	—	—	—	—
	25,000	—		—	$4.11	2/2/2015		—	—	—	—
	5,000	15,000	(ee)	—	$4.65	6/21/2016		—	—	—	—
	—	20,000	(ff)	—	$4.52	5/9/2017		—	—	—	—
	—	—		—	—	—		7,000	$38,710	—	—

(a)	680 expire on 2/5/2008, and 2,500 expire on 2/5/2009

(b)	2,152 expire on 2/4/2009, and 3,250 expire on 2/4/2010

(c)	One-half of the options begin to vest at the rate of 25,000 options per year for four consecutive years after the stock price exceeds $12 for 30 consecutive days and the employee has at least one year of continuous employment, and the second half of the options begin to vest at a rate of 25,000 options per year for four consecutive years after the stock price exceeds $18 for 30 consecutive days and the employee has two years of consecutive employment. All options expire six years after vesting. If target stock prices are not met, the options vest on 1/16/2011.

(d)	18,750 expire on 2/6/2012, and 18,750 expire on 2/6/2013

(e)	8,239 expire on 3/3/2012, 8,239 expire on 3/3/2013, and 10,000 expire on 3/3/2014

(f)	10,000 each vest on 6/21/2008, 6/21/2009, and 6/21/2010

(g)	10,000 each vest on 5/9/2008, 5/9/2009, 5/9/2010, 5/9/2011

(h)	500 each expire on 2/4/2008, 2/4/2009, and 2/4/2010

(i)	1,875 each expire on 2/7/2009, 2/7/2010, 2/7/2011, and 2/7/2012

(j)	1,875 each expire on 2/6/2010, 2/6/2011, 2/6/2012, and 2/6/2013

(k)	1,875 each expire on 3/3/2011, 3/3/2012, 3/3/2013, and 3/3/2014

(l)	1,875 each vest on 6/21/2008, 6/21/2009, and 6/21/2010

(m)	18,750 each vest on 11/14/2008, 11/14/2009, and 11/14/2010

(n)	3,750 each vest on 5/9/2008, 5/9/2009, 5/9/2010, 5/9/2011

(o)	1,250 each expire on 2/4/2008, 2/4/2009, and 2/4/2010

(p)	2,500 each expire on 10/3/2008, 10/3/2009, and 10/3/2010

(q)	6,000 each expire on 3/1/2008, 3/1/2009, 3/1/2010, and 3/1/2011

(r)	10,000 vest 1/1/2010

(s)	2,500 each vest on 6/21/2008, 6/21/2009, and 6/21/2010

(t)	10,000 vest 1/1/2011

(u)	2,500 each vest on 5/9/2008, 5/9/2009, 5/9/2010 and 5/9/2011

(v)	18,750 each expire on 1/3/2012, 1/3/2013, 1/3/2014, and 1/3/2015

(w)	5,000 each vest on 6/21/2008, 6/21/2009, and 6/21/2010

(x)	5,000 each vest on 5/9/2008, 5/9/2009, 5/9/2010, and 5/9/2011

(y)	1,000 each expire on 2/4/2008, 2/4/2009, and 2/4/2010

(z)	1,250 each expire on 10/3/2008, 10/3/2009, and 10/3/2010

(aa)	8,750 each expire on 9/24/2008, 9/24/2009, 9/24/2010, and 9/24/2011

(bb)	One-half of the options begin to vest at the rate of 1,875 options per year for four consecutive years after the stock price exceeds $12 for 30 consecutive days and the employee has at least one year of continuous employment, and the second half of the options begin to vest at a rate of 1,875 options per year for four consecutive years after the stock price exceeds $18 for 30 consecutive days and the employee has two years of consecutive employment. All options expire six years after vesting. If target stock prices are not met, the options vest on 3/24/2011.

(cc)	3,750 each expire on 2/6/2010, 2/6/2011, 2/6/2012, and 2/6/2013

(dd)	5,000 each expire on 3/3/2011, 3/3/2012, 3/3/2013, and 3/3/2014

(ee)	5,000 each vest on 6/21/2008, 6/21/2009, and 6/21/2010

(ff)	5,000 each vest on 5/9/2008, 5/9/2009, 5/9/2010, and 5/9/2011

2007 OPTION EXERCISES AND STOCK VESTED

The following table provides information for each of the Company’s Named Executive Officers regarding stock option exercises and vesting of stock awards during 2007.

	Option Awards		Stock Awards
Name of Executive Officer	Number of Shares Acquired on Exercise (#) (1)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (1)
James R. Boldt	—	—	2,500	$11,250

Brendan M. Harrington	2,500	$3,613	—	—
	—	—	500	$2,250

Filip J.L. Gydé	2,500	$3,913	—	—
	—	—	1,000	$4,500

Michael J. Colson	—	—	1,000	$4,500

Arthur W. Crumlish	—	—	1,000	$4,500

(1)	For stock options, the value realized is the difference between the fair market value of the underlying stock at the time of exercise and the exercise price. For Stock Awards, the value realized is based on the fair market value of the underlying stock on the vesting date.

Pension Benefits

The Company maintains an Executive Supplemental Benefit Plan (Supplemental Plan) which provides certain former executives, including current director Randy Marks, with deferred compensation benefits. In 2007, Mr. Marks received $90,000 from the Supplemental Plan.

The Supplemental Plan was amended as of December 1, 1994 in order to freeze the then current benefits, provide no additional benefit accruals for participants and to admit no new participants. Generally, the Supplemental Plan provides for retirement benefits of up to 50% of a participating employee’s base compensation at termination or as of December 1, 1994, whichever is earlier, and pre-retirement death benefits calculated using the same formula that is used to calculate normal and early retirement benefits. Benefits are based on service credits earned each year of employment prior to and subsequent to admission to the

Supplemental Plan through December 1, 1994. Retirement benefits and pre-retirement death benefits are paid during the 180 months following retirement or death, respectively, while disability benefits are paid until normal retirement age. Normal retirement is age 60. For any participant who is also a participant in the Deferred Compensation Plan, the normal retirement age is increased to 65.

On November 30, 1994, the Supplemental Plan was also amended to provide that in the event of a change of control, participants employed at that time shall be entitled to receive a lump sum benefit equivalent to the present value of 50% of their base compensation as of the date of the change of control. A change of control will occur if (1) any person (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as the ownership of stock of the Company) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of combined voting power of the Company’s then outstanding voting securities; (2) during any period of 24 consecutive months, individuals who at the beginning of the period constitute the Board and any new director whose election by the Board, or whose nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the directors (other than in connection with the contested election), before the beginning of the period cease, for any reason, to constitute at least a majority thereof; or (3) the stockholders of the Company approve a plan of complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company’s assets unless the acquirer of the assets or its directors shall meet the conditions for a merger or consolidation described in the Supplemental Plan.

Plan participants may request the Committee to begin the payment of retirement benefits beginning at age 55. It is within the discretion of the Compensation Committee as to whether or not a participant will be permitted to receive early retirement benefits.

Mr. Boldt did not participate in the Supplemental Plan. One current director and 19 former employees are covered by the Supplemental Plan.

NON-QUALIFIED DEFERRED COMPENSATION

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
James R. Boldt (1)	—	$120,402	$15,073	—	$376,005
Brendan M. Harrington (1)	—	$43,659	—	—	—
Filip J.L. Gydé	—	—	—	—	—
Michael J. Colson (1)	—	$53,948	$24,543	—	$99,688
Arthur W. Crumlish (1)	—	$46,894	$25,585	—	$101,591

(1)	During 2007, Messrs. Boldt, Harrington, Colson and Crumlish were eligible to receive a contribution under the Deferred Compensation Plan. The contributions reflected above for these individual’s reflect the current year’s calculation of the Company’s contribution under the plan resulting from the operating results for 2007. These contributions are reflected in the Summary Compensation Table under the heading “Non-Equity Incentive Plan Compensation.” The amounts under “Aggregate Earnings in Last FY” are not included in the Summary Compensation Table as the earnings were not deemed to be above-market or preferential.

On February 2, 1995 the Compensation Committee approved the creation of a Nonqualified Key Employee Deferred Compensation Plan (“Deferred Compensation Plan”). The Deferred Compensation Plan is intended as a successor plan to the Supplemental Plan (described further below). Participants in the Deferred Compensation Plan are eligible to (1) elect to defer a percentage of their annual cash compensation and (2) receive a Company contribution of a percentage of their base compensation and annual Incentive if the Company attains annual defined performance objectives.

The Chief Executive Officer, subject to the approval of the Compensation Committee, recommends (1) those key employees who will be eligible to participate and (2) the percentage of a participant’s base and Incentive compensation which will be contributed each year to the Deferred Plan if the Company attains annual defined performance objectives. All amounts credited to the participant are invested, as approved by the Compensation Committee, and the participant is credited with actual earnings of the investments. Company contributions, including investment earnings, may be cash or the stock of the Company.

Plan participants have a 100% non-forfeitable right to the value of their corporate contribution account after the fifth anniversary of employment with the Company. If a participant terminates employment due to death, disability, retirement at age 65, or upon the occurrence of a Change in Control Event (as defined in the Plan), the participant or his or her estate will be entitled to receive the benefits accrued for the participant as of the date of such event. Company contributions will be forfeited in the event a participant incurs a separation from service for cause. Participants are 100% vested in their own contributions. All amounts in the Deferred Plan, including elective deferrals, are held as general assets of the Company and are subject to the claims of creditors of the Company. In 2007, the Company contributed fifteen percent (15%) of eligible named executive officer’s total cash compensation towards this Plan.

Potential Payments upon Termination or Change in Control

Agreements with Mr. Boldt. On July 16, 2001, the Company entered into a Change in Control Agreement with Mr. Boldt. The agreement provides that upon the occurrence of a change in control, Mr. Boldt will become fully vested in and entitled to exercise immediately all stock related awards he has been granted under any plans or agreements of the Company. The Agreement goes on to provide that upon the termination of Mr. Boldt’s employment (a) without cause by the Company or by himself with good reason within 24 months following a change in control or (b) by himself for any reason within 6 months after a change in control, Mr. Boldt will receive 2.99 times his full salary and Incentive as well as a lump sum to cover fringe benefits. A change in control will occur if (1) the Company’s stockholders approve (a) the dissolution or liquidation of the Company, (b) the merger or consolidation or other reorganization of the Company with any other entity other than a subsidiary of the Company, or (c) the sale of all or substantially all of the Company’s business or assets or (2) any person other than the Company or its subsidiaries or employee benefit plans becomes the beneficial owner of more than 20% of the combined voting power of the Company’s then outstanding securities or (3) during any period not longer than two consecutive years, individuals who at the beginning of such period constituted the Board cease to constitute at least a majority thereof, unless the election of each new Board member was approved by a vote of at least three-quarters of the Board members then still in office who were Board members at the beginning of such period.

If a change in control had occurred on December 31, 2007, all of Mr. Boldt’s unvested stock options and restricted stock awards would have become fully vested as of that date.12 If the Company’s stock price was $5.53 (which was the closing price of the stock on December 31, 2007), Mr. Boldt could potentially have realized gains, before tax, from the sale of securities that had vested solely as a result of a change in control in the following amounts: (i) $96,775 from the sale of restricted stock, and (ii) $556,800 from the exercise of those stock options.

Had Mr. Boldt’s employment been terminated: (i) without cause by the Company, or by himself with good reason, within 24 months following such change in control, or (ii) by himself for any reason within 6 months after such change in control; he would have been entitled to receive a lump sum cash payment from the Company totaling $2,893,038 by the tenth day following his termination. This payment equals 2.99 times the sum of Mr. Boldt’s current annual salary13 (“Salary”) and his highest annual Incentive payment from the last three years (“Incentive”); and includes an amount equal to twenty-five percent of Mr. Boldt’s Salary and Incentive.14 In

[1][2]	Such awards are more fully described in the table entitled “Outstanding Equity Awards at Fiscal Year-End”.
[1][3]	Mr. Boldt’s salary was $437,750, as of December 31, 2007.
[14]	This amount is intended to cover fringe benefits such as 401(k), health, medical, dental, disability and similar benefits for a period twenty four months.

addition, Mr. Boldt’s Change in Control Agreement would provide for an excise tax gross-up payment totaling $1,117,754 under such circumstances.

Mr. Boldt is the only executive officer with an Employment Agreement affording severance benefits upon termination. Pursuant to the terms of such Agreement, in the event of termination by Mr. Boldt for Good Reason (as that term in defined in the Agreement), or by the Company other than for Cause (as that term in defined in the Agreement), Mr. Boldt will receive continued cash payments and medical and dental benefits for a period of twelve (12) months. The amount of such cash payments shall equal the average annual total cash compensation paid to Mr. Boldt during the most recent three year period. In the event Mr. Boldt remains unemployed after such twelve (12) month period, the Company must extend severance payments until an additional six (6) months time has elapsed or until employment is secured, whichever occurs first.

Payments made to Mr. Boldt pursuant to this Agreement are contingent upon his adherence to certain restrictive covenants, which are effective from the date of the Agreement and continue until one year after his separation from the Company. These restrictive covenants generally prohibit Mr. Boldt from, directly or indirectly: (i) engaging in any business activity which competes with the Company, (ii) soliciting or hiring any of the Company’s employees, (iii) canvassing or soliciting customers of the Company, (iv) willfully dissuading or encouraging any person from conducting business with the Company or (v) intentionally disrupting any supplier relationship.

Had Mr. Boldt’s employment been terminated15 on December 31, 2007, he would have been eligible to receive twenty (26) bi-weekly cash payments from the Company totaling $840,068 for the subsequent twelve month period. This amount reflects Mr. Boldt’s average annual cash compensation (i.e. annual salary and Incentive) for the prior three years. Mr. Boldt would also receive, for a period of twelve months, continuing medical and dental coverage under any plans he participates in as of the effective date of such termination. Continued medical and dental benefits would likely total approximately $11,494.16 In the event Mr. Boldt remains unemployed at the expiration of the twelve (12) month period subsequent to his termination, the Agreement provides for an extension of these payments for up to an additional six (6) month period.17 Pursuant to the terms of Mr. Boldt’s Employment Agreement, the termination benefits afforded under the Change in Control Agreement will supersede in the event his termination triggers payments under that Agreement.

Agreements with Other Executive Officers. Each of the executive officers named herein has entered into a Change in Control agreement with the Company. These agreements contain provisions that are generally similar to those of Mr. Boldt except that, in the event their employment is terminated by the Company without cause or by themselves with good reason within 24 months after a change in control, such executives would receive two times their salary and Incentive. At the time these agreements were approved by the Compensation Committee, it was considered customary to include a single trigger such as the ones contained in the named executive officers agreements. For this reason, a single trigger was considered important to attracting, retaining and motivating executive officers.

[15]	The severance trigger requires that the termination be made either by Mr. Boldt for Good Reason or by the Company other than for Cause.
[16]	This amount reflects the total costs paid for medical, dental and disability insurance during 2007.
[17]

Total payments through the expiration of the six (6) month extension would amount to: (1) $420,034 in bi-weekly cash payments, and (2) approximately $5,747 in continued medical, dental and disability benefits.

If a change in control occurred on December 31, 2007, then each of the named executive officers (excluding Mr. Boldt) would have immediately become fully vested in any stock option or restricted stock awards previously granted.18 If the stock price of the Company was $5.53, which was the closing price of the stock on December 31, 2007, then the named executive officers could potentially have realized gains, before tax, from the sale of vested securities in the following amounts:

Named Executive Officer	Restricted Stock ($)	Stock Options ($)
Brendan M. Harrington	$22,120	$99,975
Filip J.L. Gydé	$38,710	$26,800
Michael J. Colson	$38,710	$33,400
Arthur W. Crumlish	$38,710	$81,100

Had the above mentioned executive officers’ employment been terminated without cause by the Company, or by themselves with good reason, within 24 months following such a change in control, they would also have been entitled to receive, by the tenth day following their termination, lump sum cash payments from the Company in the following amounts:

•	Mr. Harrington would have received a lump sum payment of $658,517;

•	Mr. Gydé would have received a lump sum payment of $918,950;

•	Mr. Colson would have received a lump sum payment of $813,454; and

•	Mr. Crumlish would have received a lump sum payment of $771,221.

These payments equal two (2) times the sum of each individual’s current annual salary 19 (“Salary”) and their highest annual Incentive payment from the last three years (“Incentive”); and also includes an amount equal to twenty-five percent (25%) of such Salary and Incentive amounts.20 No excise tax gross-up payments would be made to any of the above mentioned executive officers other than Mr. Boldt and Mr. Gydé.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Thomas E. Baker	$57,000	$35,225	$33,761	—	—	—		$125,986
George B. Beitzel	$42,000	$35,225	$33,761	—	—	—		$110,986
Randall L. Clark	$42,000	$35,225	$33,761	—	—	—		$110,986
Randolph A. Marks	$34,500	$35,225	$33,761	—	—	$90,000	(3)	$193,486
John M. Palms	$47,000	$35,225	$33,761	—	—	—		$115,986
Daniel J. Sullivan	$47,000	$35,225	$33,761	—	—	—		$115,986

(1)	At December 31, 2007, each of the independent directors listed here owned 17,500 shares of Company restricted stock, which vest upon retirement from the Board.

[18]	Such awards are more fully described in the table entitled “Outstanding Equity Awards at Fiscal Year-End”.
[19]	Salaries as of 12/31/07 were $206,000 for Mr. Harrington, $239,000 for Mr. Colson, $294,931 for Mr. Gydé and $232,000 for Mr. Crumlish.
[20]	This amount is intended to cover fringe benefits such as 401(k), health, medical, dental, disability and similar benefits for a period twenty four months.

(2)	At December 31, 2007, Messrs. Baker, Beitzel, Clark, Marks, Palms and Sullivan had 100,000, 174,000, 140,000, 170,000, 140,000, and 140,000 options outstanding, respectively. The amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123(R) of awards pursuant to the Company’s 1991 Employee Stock Option Plan and 2000 Equity Award Plan; and thus may include amounts from awards granted in and prior to 2007. Assumptions used in the calculation of these amounts are included in footnote 10 to the Company’s audited financial statements for the fiscal year ended December 31, 2007, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on or around March 10, 2008.

(3)	Amount represents an annual payment of $90,000 to Mr. Marks under the terms of the Supplemental Plan described above under “Pension Benefits”.

Each non-employee director receives a $15,000 annual retainer, a $1,500 per meeting fee for attending Board meetings, a $1,500 per day fee for each day a committee meeting is held, and the chairman of the audit committee received a $15,000 annual fee while the chairman of all other committees (other than Mr. Boldt) received an annual fee of $5,000. In 2007, non-employee directors received restricted stock awards totaling 7,500 shares, which fully vest upon retirement from the Board. Directors are also reimbursed for expenses they incur while attending board and committee meetings. Directors who are employees of the Company do not receive additional compensation for their services as directors. In 2007, Mr. Marks received $90,000 from the Company’s Executive Supplemental Benefit Plan as mentioned previously.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee

Daniel J. Sullivan, Chairman

Thomas E. Baker

George B. Beitzel

Randall L. Clark

William D. McGuire

John M. Palms

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and persons who own more than 10% of the Company’s common stock, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

The Company believes that all Section 16(a) filing requirements applicable to its officers, directors and beneficial owners of more than 10% of its outstanding common stock were complied with for 2007. This belief is based solely on the Company’s review of copies of the reports furnished to it and written representations that no other reports were required.

Appointment of Auditors for Fiscal 2007 and Fees

The Audit Committee reappointed KPMG LLP (“KPMG”) as the independent registered public accounting firm to audit the Company’s financial statements for fiscal 2007.

A representative of KPMG will be present at the annual meeting of shareholders. The representative will be given the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. To the best of the Company’s knowledge, no member of that firm has any past or present interest, financial or otherwise, direct or indirect, in the Company or any of its subsidiaries. Matters involving auditing and related functions are considered and acted upon by the Audit Committee. The Audit Committee has determined that the provision of services described under “All Other Fees,” below is compatible with maintaining the independent registered public accounting firms independence.

Audit Fees—The aggregate fees billed for professional services rendered by KPMG for the audit of the Company’s annual financial statements for the last two fiscal years, including the Company’s foreign subsidiaries, the reviews of the financial statements included in the Company’s Form 10-Q’s, and services rendered in connection with the Company’s obligations under Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations was approximately $497,900 and $549,100 in 2007 and 2006, respectively.

Audit-Related Fees—The aggregate fees billed for assurance and related services rendered by KPMG for the last two fiscal years that are reasonably related to the performance of the audit or review of the Company’s financial statements was $0 in both 2007 and 2006.

Tax Fees—The aggregate fees billed in each of the last two fiscal years for professional services rendered by KPMG for tax compliance, tax advice and tax planning was $0 for 2007 and 2006.

All Other Fees—Other than the fees described above, the Company did not pay any other fees in either 2007 or 2006 to KPMG.

Audit Committee Pre-Approval Policies and Procedures. The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Committee pre-approves each particular service on a case-by-case basis.

Incorporation by Reference

The Compensation Committee Report, the Audit Committee Report, and references to the independence of directors are not deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission, are not subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended and shall not be deemed incorporated by reference into any of the filings previously made or made in the future by the Company under the Exchange Act or the Securities Act of 1933, as amended, except to the extent the Company specifically incorporates any such information into a document that is filed.

Directors’ and Officers’ Liability Insurance

The Company indemnifies its directors and officers to the extent permitted by law in connection with civil and criminal proceedings against them by reason of their service as a director or officer. As permitted by Section 726 of the New York Business Corporation Law, the Company has purchased directors’ and officers’ liability insurance to provide indemnification for the Company and all its directors and officers. The current liability insurance policy, with a policy period effective May 1, 2007, was issued by The Chubb Group of Insurance Companies at an annual premium of approximately $378,695.

Audit Committee’s Review of Related Person Transactions

In accordance with the audit committee charter, the Audit Committee reviews related person transactions. It is the Company’s policy that it will not enter into transactions that are considered related person transactions that are required to be disclosed under Item 404 of Regulation S-K unless the audit committee or another independent body of the Board of Directors first reviews and approves the transactions.

Certain Relationships and Related Transactions

During 2007, Mr. Marks, a director of the Company, received an annual sum of $90,000 payable monthly under the terms of the Supplemental Plan. Under the terms of a non-competition agreement that covered the period from March 1984 through October 1995, Mr. Marks also receives the same medical benefits as those provided to officers of the Company. The Company also paid the premiums on a life insurance policy for Mr. Marks with a face value of $300,000.

PROPOSAL TO APPROVE AND RATIFY AN AMENDMENT TO THE COMPUTER TASK GROUP, INCORPORATED 2000 EQUITY AWARD PLAN

At the annual meeting, shareholders are being asked to consider and take action upon a proposal to approve and ratify an amendment to the Company’s 2000 Equity Award Plan (“Equity Plan”) to increase the number of shares of common stock that can be purchased under the Equity Plan by 650,000 shares. There are currently 4,500,000 shares authorized under the Equity Plan of which 402,325 are currently available for grant. As of March 28, 2008, the closing price of the Common Stock as reported by the NASDAQ Composite Index was $4.23 per share. The full text of the Equity Plan is set forth in Exhibit A hereto and shareholders are urged to refer to it for a complete description of the Equity Plan. The following summary is qualified in its entirety by reference to the full text of the Equity Plan.

As of March 28, 2008, there are 3,557,925 stock options outstanding under the Equity Plan. There are also 25,125 shares of restricted stock that have been granted under the Equity Plan but have not yet vested. The Company also has two other equity-based compensation plans pursuant to which there are stock option and restricted stock grants outstanding as of March 28, 2008: 1991 Stock Option Plan and the 1991 Restricted Stock Plan. The 1991 Stock Option Plan is no longer in effect but there are currently 447,185 options still outstanding. The 1991 Restricted Stock Plan is still in effect and there are 763,000 shares available for grant and 37,000 shares of restricted stock that have been granted but have not yet vested. Accordingly, under all of the Company’s equity-based plans, there are a total of 4,005,110 stock options outstanding which have a weighted-average price of $4.75 and a remaining term of 7.3 years.

The Plan is administered by the Compensation Committee of the Board of Directors (“Committee”) who may interpret, construe and amend the Plan, adopt rules and regulations relating to its administration and appoint one or more agents to assist it in the administration of the Plan. The Plan will remain in effect until it is terminated by the Committee.

The purpose of the Plan is to promote the success of the Company and the interests of its stockholders by attracting, motivating, retaining and rewarding key employees, including officers and non-employee directors, with awards and incentives for high levels of individual performance and improved financial performance of the Company. As of March 28, 2008, there were approximately 100 key employees (including officers) and seven non-employee directors who were eligible to participate in the Plan. The Committee will have authority to grant awards and to determine the prices and amounts at which securities will be offered or awarded as well as the terms and conditions, including vesting or performance criteria, of such awards. The Committee will also have the authority to construe and interpret the Plan and any agreements defining the rights and obligations of the Company and Plan participants and to amend and rescind rules and regulations relating to the administration of the Plan. The Committee has the authority, subject to the limitations set forth in the Plan, to waive conditions of or limitations on awards to eligible persons that the Committee has previously imposed, without the consent of the individual, and make other changes that do not materially and adversely affect in any manner the rights and benefits granted to an individual. To the extent required under Code Sections 422 and 424, Section 505 of the New York Business Corporation Law, or any other applicable law, any amendment to this Plan will be subject to shareholder approval.

Stock Options. The Committee has the authority to grant either incentive stock options or non-qualified stock options at such prices as determined by the Committee, but in the case of incentive stock options at a price not less than the fair market value of such shares on the date of grant. The fair market value of the shares will generally be the closing price of the Company’s Common Stock as reported on the composite tape of the NASDAQ Stock Market LLC. The purchase price of any shares purchased on the exercise of an option will be paid in full at the time of each purchase in one or a combination of the following methods: (a) in cash; (b) by certified or cashier’s check; (c) if authorized by the Committee, by a promissory note (this method of payment is not permitted under applicable law for directors and executive officers); (d) by notice and third party payment in such manner as may be authorized by the Committee; or (e) by delivery of shares of Common Stock of the

Company already owned by the option holder, but the Committee may in its absolute discretion limit the option holder’s ability to exercise an award by delivering such shares. Shares of Common Stock used to pay the exercise price of an option will be valued at fair market value on the date of exercise. In addition, the Committee may provide that an option can be exercised and payment made by delivering a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds necessary to pay the exercise price.

The Committee has the authority to, for the benefit of any option holder, adjust the vesting schedule, the number of shares subject to, the restrictions upon or the term of an option by cancellation of an outstanding award and the subsequent regranting of an option, by amendment, by substitution of an outstanding award, by waiver or by other legally valid means. In no event shall the foregoing result in, without the prior approval of the Company’s shareholders, the repricing of options through cancellation or regrant by amendment or substitution or otherwise lowering of the exercise price of an outstanding option.

If an option holder’s employment by the Company terminates for any reason other than retirement, total disability, death or “for cause” (all of which are defined in the Plan), the option holder will have, unless otherwise provided in an award agreement, three months after such date to exercise any option to the extent it has become exercisable on the date of termination. If an option holder’s employment terminates as a result of total disability or death, the option holder or his or her personal representative or beneficiary will have until twelve months after such date in which to exercise the option but only to the extent the option will have become exercisable by the date of termination. If an option holder’s employment terminates a result of retirement, the option holder will have, unless otherwise provided in an award agreement, until twelve months after the date of retirement to exercise any non-qualified option (three months in the case of an incentive stock option).

Stock Appreciation Rights. The Committee may grant stock appreciation rights (“SARs”) to eligible persons under the Plan either concurrently with the grant of another award or in respect of an outstanding award, or independently of any other award. Any SAR granted in connection with an incentive stock option will contain such terms as may be required to comply with the provisions of Section 422 of the Internal Revenue Code. Unless otherwise determined by the Committee, a SAR related to another award will be exercisable at such time or times, and to the extent, that the related award will be exercisable. A SAR granted independently of any other award will be exercisable pursuant to the terms of the award agreement but in no event earlier than six months after the award date, except in the case of death or total disability. Unless the Committee provides otherwise, upon the exercise of a SAR and the attendant surrender of an exercisable portion of any related award, the SAR holder will be entitled to receive payment of an amount determined by multiplying (a) the difference obtained by subtracting the exercise price per share of Common Stock under the related award (if applicable) or the initial share value specified in the award from the fair market value of a share of Common Stock on the date of exercise of the SAR, by (b) the number of shares with respect to which the SAR has been exercised.

Restricted Stock Awards. The Committee may grant one or more restricted stock awards to any eligible person. Such award will specify the number of shares of Common Stock to be issued to the individual, the date of such issuance, the consideration for such shares, the extent to which and the time at which the individual will be entitled to dividends, voting rights in respect to the shares prior to vesting, and the restrictions (which may be based on performance criteria, passage of time or other factors or any combination thereof) imposed on such shares and the conditions of release or lapse of such restrictions. Such restrictions will not lapse earlier than six months after the award date, except as otherwise provided for by the Committee. Restricted shares may not generally by sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until the restrictions on such shares have lapsed and the shares have become vested. Unless otherwise provided in an award agreement, an individual receiving restricted stock will be entitled to cash dividend and voting rights for all shares issued even though they are not vested, but such rights will terminate immediately as to any restricted shares which cease to be eligible for vesting.

Performance Share Awards and Stock Bonuses. The Committee may grant performance share awards to eligible persons based upon such factors as the Committee deems relevant. An award will specify the maximum number of shares of Common Stock, if any, subject to the performance award, the consideration to be paid for any such shares, the duration of the award and the conditions upon which delivery of any shares or cash to the individual will be based. The amount of cash or shares that may be deliverable pursuant to an award will be based upon the degree of attainment over a specified period of not more than ten years as may be established by the Committee of such measures of the performance of the Company or the individual as determined by the Committee. The eligible class of persons for this type of award is limited to executive officers of the Company. The Committee may also grant a stock bonus to any eligible person to reward exceptional or special services, contributions or achievements in the manner and on such terms and conditions as determined by the Committee.

Cash Bonus Awards. The Committee may establish a program of annual incentive awards that are payable in cash to eligible persons based upon the extent to which performance goals are met during the performance period. The performance goals may depend upon the performance of the Company on a consolidated, subsidiary or division basis with reference to revenues, net earnings, cash flow, return on equity or on assets or net investment, cost containment of the achievement of strategic goals. In no event may awards payable to any eligible person exceed $1 million in any year.

Adjustments/Acceleration/Change of Control. In the event that there is a reclassification, recapitalization, stock split, reorganization, merger, consolidation, spin-off or any similar extraordinary corporate transaction, the Committee will, to the extent it deems appropriate and equitable, proportionately adjust (a) any or all of the number and type of shares of Common Stock that may be made the subject of an award, (b) the number, amount and type of shares of Common Stock subject to any or all outstanding awards, (c) the grant, purchase or exercise price of any or all outstanding awards, (d) the securities, cash or other property deliverable upon the exercise of any outstanding award, or (e) the performance standards appropriate to any outstanding award. The Committee may also make provision for a cash payment or for the substitution or exchange of any or all outstanding awards or the cash, securities or property deliverable to the holder of an outstanding award based upon the distribution or consideration payable to the holders of the Common Stock of the Company.

Unless the Committee determines otherwise, upon the occurrence of a “change in control event”, each option and SAR will become immediately exercisable, restricted stock will immediately vest free of restrictions and the full amount of each performance share award will become payable to the individual. The Committee may override the limitations on acceleration by express provision in a written award agreement and may accord any eligible person a right to refuse any acceleration. A “change in control event” is defined in the Plan to include the following: (a) approval by the Company’s stockholders of the dissolution or liquidation of the Company, (b) approval by the Company’s stockholders of an agreement to merge or consolidate or otherwise reorganize, with or into one or more entities as a result of which less than 50% of the outstanding voting securities of the surviving entity immediately after the reorganization are or will be owned by stockholders of the Company immediately before such reorganization, (c) approval by the Company’s stockholders of the sale of substantially all of the Company’s business and/or assets to a person that is not a subsidiary or affiliate of the Company, (d) any person, other than the Company or any of its subsidiaries or any person holding Common Stock of the Company for any Company benefit plan, directly or indirectly, becomes the beneficial owner of more than 20% of the combined voting power of the Company’s outstanding securities entitled to vote generally in the election of directors, or (e) during any period not longer than two consecutive years, individuals who at the beginning of such period constitute the Board cease to continue to be at least a majority of the Board, unless the election or nomination for election by stockholders was approved by at least three-fourths of the board members then still in office who were board members at the beginning of the period.

Tax Consequences

The following information relates only to certain federal tax consequences in connection with awards made under the Plan. State tax treatment is subject to individual state tax laws and is not described below.

Stock Options. The grant of an incentive stock option (“ISO”) will not result in taxable income to the option holder and the exercise of an ISO will not result in taxable income to such an individual provided that he or she was an employee of the Company during the period beginning on the date of grant and ending on the date three months prior to the date of exercise of the option. If the option holder does not sell or otherwise dispose of the stock within two years from the date of the grant of the ISO or within one year after the transfer of the underlying stock to him or her, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed to the individual as capital gain, and the Company will not be entitled to any deduction for tax purposes. If the foregoing holding periods are not met, the option holder will generally realize ordinary income and a corresponding deduction will be allowed to the Company, at the time of the disposition of the shares, in an amount equal to the lesser of (a) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (b) the excess, if any, of the amount realized upon disposition of the shares over the exercise price. The excess of the fair market value of the shares at the time of the exercise of an ISO over the exercise price is an adjustment that is generally included in the calculation of an individual’s alternative minimum taxable income for the year in which the ISO is exercised. The exercise of an ISO through the exchange of previously acquired stock will generally be treated as a non-taxable, like-kind exchange as to the number of shares surrendered and the identical number of shares received under the option. The value of the shares received upon such an exchange that are in excess of the number given up will be taxed to the individual at the time of exercise as ordinary income.

The grant of a non-qualified stock option (“NQSO”) will not result in taxable income to an option holder. Instead, the individual will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the option holder upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise. The exercise of an NQSO through the delivery of previously acquired stock will generally be treated in the same manner as such an exercise would be treated in connection with the exercise of an ISO.

Stock Appreciation Rights. The grant of an SAR will not result in taxable income to an individual. Upon exercise of a SAR, the amount of cash or the fair market value of shares received will be taxable to the individual as ordinary income, and a corresponding deduction will be allowed to the Company. Gains or losses realized by an individual upon disposition of the shares received upon exercise, will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Restricted Stock. An individual who has been granted a restricted stock award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. Upon the vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of the shares, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the individual upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting. Dividends paid to the recipient will also be compensation income and deductible by the Company. A recipient who has been granted an award of restricted stock that is not subject to a substantial risk of forfeiture will realize ordinary income in an amount equal to the fair market value of the shares at that time and the Company will be entitled to a tax deduction.

If an individual is granted restricted shares that are subject to a substantial risk of forfeiture, recognition of taxable income may be accelerated to the date of grant if he or she makes an election under Internal Revenue Code Section 83(b). Such an election must be filed with the IRS not later than 30 days after the date of grant. If such an election is properly filed, the Company will be entitled to a deduction at the time of grant in an amount equal to the fair market value of the shares (determined without regard to forfeiture restrictions) and there will be no further tax consequences when the restrictions lapse. Gains or losses realized by the recipient of the restricted shares upon disposition of such shares will be treated as capital gains or losses with the basis in such shares equal to the fair market value of such shares at the time of grant.

Performance Share Awards. An individual who has been granted performance shares will not realize taxable income at the time of grant and the Company will not be entitled to a tax deduction at that time. The individual will have compensation income at the time the shares are distributed to him or her equal to the then fair market value of the distributed shares and the Company will have a corresponding tax deduction.

Deductibility of Executive Compensation. The Company anticipates that any compensation deemed paid by it in connection with the disqualifying disposition of incentive stock option shares or the exercise of non-statutory options with exercise prices equal to the fair market value of the option shares on the grant date will qualify as performance based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

The foregoing is merely a summary and does not purport to be a complete description of the federal income tax aspects of awards under the Plan. Individuals who receive awards under the Plan should consult with their personal tax advisors to determine the applicability of the tax rules to the awards granted to them.

The proposed amendment to the Plan was authorized and adopted at the February 19, 2008 meeting of the Board of Directors, subject to the approval and ratification by the shareholders at the annual meeting. The favorable vote of a majority of the votes cast at the meeting by the holders of shares entitled to vote thereon is required for adoption of the amendment to the Plan.

The Board of Directors Recommends a Vote in Favor of this Proposal

OTHER INFORMATION

A shareholder giving a proxy may revoke it at any time before it is exercised. The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitations by mail, employees of the Company (who will not be specifically compensated for such services) may solicit proxies in person or by telephone. Arrangements will be made with brokers, custodians, nominees and fiduciaries to forward proxies and proxy soliciting material to the beneficial owners of the Company’s shares, and the Company may reimburse brokers, custodians, nominees or fiduciaries for their expenses in so doing.

SHAREHOLDER PROPOSALS

Proposals of shareholders which are intended to be included in the Company’s proxy statement relating to its May 2009 annual meeting of shareholders must be received at the Company’s principal executive offices not later than December 10, 2008. A shareholder who wishes to present a proposal for consideration at the 2009 annual meeting without inclusion of such proposal in the Company’s proxy materials must give written notice of the proposal to the Secretary of the Company not later than sixty days in advance of the date of such meeting.

OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors of the Company knows of no other business that will be presented for consideration at the 2008 annual meeting of shareholders. However, if any other matters properly come before the meeting or any adjournment thereof, it is intended that the shares represented by proxies will be voted on those matters in accordance with the judgment of the holders of the proxies.

April 9, 2008

By Order of the Board of Directors

Appendix A

COMPUTER TASK GROUP, INCORPORATED

2000 EQUITY AWARD PLAN, AS AMENDED

1.    THE PLAN

1.1    PURPOSE. The purpose of this Plan is to promote the success of the Company and the interests of its stockholders by attracting, motivating, retaining and rewarding key employees, including officers, whether or not directors, of the Company with awards and incentives for high levels of individual performance and improved financial performance of the Company and to attract, motivate and retain experienced and knowledgeable independent directors. “CORPORATION” means Computer Task Group, Incorporated and “COMPANY” means the Corporation and its Subsidiaries, collectively. These terms and other capitalized terms are defined in Section 1.2.

1.2    DEFINITIONS.

“AWARD” means an award of any Option, Stock Appreciation Right, Restricted Stock, Stock Bonus, performance share award, dividend equivalent or deferred payment right or other right or security that would constitute a “derivative security” under Rule 16a-1(c) of the Exchange Act, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.

“AWARD AGREEMENT” means any writing setting forth the terms of an Award that has been authorized by the Committee.

“AWARD DATE” means the date upon which the Committee took the action granting an Award or such later date as the Committee designates as the Award Date at the time of the Award.

“AWARD PERIOD” means the period beginning on an Award Date and ending on the expiration date of such Award.

“BENEFICIARY” means the person, persons, trust or trusts designated by a Participant or, in the absence of a designation, entitled by will or the laws of descent and distribution, to receive the benefits specified in the Award Agreement and under this Plan if the Participant dies, and means the Participant’s executor or administrator if no other Beneficiary is designated and able to act under the circumstances.

“BOARD” means the Board of Directors of the Corporation.

“CHANGE IN CONTROL EVENT” means any of the following:

(a) Approval by the stockholders of the Corporation of the dissolution or liquidation of the Corporation;

(b) Approval by the stockholders of the Corporation of an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities that are not Subsidiaries or other affiliates, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after the reorganization are, or will be, owned, directly or indirectly, by stockholders of the Corporation immediately before such reorganization (assuming for purposes of such determination that there is no change in the record ownership of the Corporation’s securities from the record date for such approval until such reorganization and that such record owners hold no securities of the other parties to such reorganization), but including in such determination any securities of the other parties to such reorganization held by affiliates of the Corporation);

(c) Approval by the stockholders of the Corporation of the sale of substantially all of the Corporation’s business and/or assets to a person or entity that is not a Subsidiary or other affiliate; or;

(d) Any “PERSON” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(1) thereunder), other than the Corporation, any subsidiary of the Corporation, any employee benefit plan of the Corporation or of any of its subsidiaries or any Person holding common shares of the Corporation for or pursuant to the terms of any such employee benefit plan, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than 20% of the combined voting power of the Corporation’s then outstanding securities entitled to then vote generally in the election of directors of the Corporation; or

(e) During any period not longer than two consecutive years, individuals who at the beginning of such period constituted the Board cease to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation’s stockholders, of each new Board member was approved by a vote of at least three-fourths of the Board members then still in office who were Board members at the beginning of such period (including for these purposes, new members whose election or nomination was so approved).

“CODE” means the Internal Revenue Code of 1986, as amended from time to time.

“COMMISSION” means the Securities and Exchange Commission.

“COMMITTEE” means the Board or a committee appointed by the Board to administer this Plan, which committee will be comprised only of two or more directors or such greater number of directors as may be required under applicable law, each of whom, in respect of any decision at a time when the Participant affected by the decision may be subject to Section 162(m) of the Code, will be Disinterested.

“COMMON STOCK” means the Common Stock of the Corporation and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 6.2 of this Plan.

“COMPANY” means, collectively, the Corporation and its Subsidiaries.

“CORPORATION” means Computer Task Group, Incorporated, a New York corporation, and its successors.

“DISINTERESTED” means a disinterested director or an “outside director” within the meaning of any mandatory legal or regulatory requirements, including Section 162(m) of the Code.

“ELIGIBLE EMPLOYEE” means an officer (whether or not a director) or key employee of the Company.

“ELIGIBLE PERSON” means an Eligible Employee, or any Other Eligible Person, as determined by the Committee.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended from time to time.

“FAIR MARKET VALUE” on any date means (a) if the stock is listed or admitted to trade on a national securities exchange, the closing price of the stock on the Composite Tape, as published in The Wall Street Journal, of the principal national securities exchange on which the stock is so listed or admitted to trade, on such date, or, if there is no trading of the stock on such date, then the closing price of the stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares; (b) if the stock is not listed or admitted to trade on a national securities exchange, the last price for the stock on such date, as furnished by the National Association of Securities Dealers, Inc. (“NASD”) through the NASDAQ National Market Reporting System or a similar organization if the NASD is no longer reporting such information; (c) if the stock is not listed or admitted to trade on a national securities exchange and is not reported on the National Market Reporting System, the mean between the bid and asked price for the stock on such date, as furnished by the NASD or a similar organization; or (d) if the stock is not listed or admitted to trade on a national securities exchange, is not reported on the National Market Reporting System and if bid and asked prices for the stock are not furnished by the NASD or a similar organization, the value as established by the Committee at such time for purposes of this Plan.

“INCENTIVE STOCK OPTION” means an Option that is designated and intended as an incentive stock option within the meaning of Section 422 of the Code, the award of which contains such provisions (including but not limited to the receipt of stockholder approval of this Plan, if the award is made prior to such approval) and is made under such circumstances and to such persons as may be necessary to comply with that section.

“NONQUALIFIED STOCK OPTION” means an Option that is designated as a Nonqualified Stock Option and will include any Option intended as an Incentive Stock Option that fails to meet the applicable legal requirements thereof. Any Option granted hereunder that is not designated as an incentive stock option will be deemed to be designated a nonqualified stock option under this Plan and not an incentive stock option under the Code.

“NON-EMPLOYEE DIRECTOR” means a member of the Board of Directors of the Corporation who is not an employee of the Company.

“NON-EMPLOYEE DIRECTOR PARTICIPANT” means a Non-Employee Director who holds an outstanding Award under the provisions of this Plan.

“OPTION” means an option to purchase Common Stock granted under this Plan. The Committee will designate any Option granted to an Eligible Person as a Nonqualified Stock Option or an Incentive Stock Option.

“OTHER ELIGIBLE PERSON” means any Non-Employee Director or any individual consultant or advisor who or (to the extent provided in the next sentence) agent who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Company in a capital raising transaction) to the Company, and who is selected to participate in this Plan by the Committee. A non-employee agent providing bona fide services to the Company (other than as an eligible advisor or consultant) may also be selected as an Other Eligible Person if such agent’s participation in this Plan would not adversely affect (a) the Corporation’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended, the offering of shares issuable under this Plan by the Company or (b) the Corporation’s compliance with any other applicable laws.

“PARTICIPANT” means an Eligible Person who has been granted an Award under this Plan.

“PERFORMANCE SHARE AWARD” means an Award of a right to receive shares of Common Stock under Section 5.1, or to receive shares of Common Stock or other compensation (including cash) under Section 5.2, the issuance or payment of which is contingent upon, among other conditions, the attainment of performance objectives specified by the Committee.

“PERSONAL REPRESENTATIVE” means the person or persons who, upon the disability or incompetence of a Participant, has acquired on behalf of the Participant, by legal proceeding or otherwise, the power to exercise the rights or receive benefits under this Plan by virtue of having become the legal representative of the Participant.

“PLAN” means this Equity Award Plan, as amended from time to time.

“QDRO” means a qualified domestic relations order.

“RESTRICTED SHARES” or “RESTRICTED STOCK” means shares of Common Stock awarded to a Participant under this Plan, subject to payment of such consideration, if any, and such conditions on vesting (which may include, among others, the passage of time, specified performance objectives or other factors) and such transfer and other restrictions as are established in or pursuant to this Plan and the related Award Agreement, for so long as such shares remain unvested under the terms of the applicable Award Agreement.

“RETIREMENT” means retirement with the consent of the Company or, from active service as an employee or officer of the Company on or after attaining age 55 with ten or more years of service or age 65.

“RULE 16b-3” means Rule 16b-3 as promulgated by the Commission pursuant to the Exchange Act, as amended from time to time, but subject to any applicable transition rules.

“SECTION 16 PERSON” means a person subject to Section 16(a) of the Exchange Act.

“SECURITIES ACT” means the Securities Act of 1933, as amended from time to time.

“STOCK APPRECIATION RIGHT” means a right authorized under this Plan to receive a number of shares of Common Stock or an amount of cash, or a combination of shares and cash, the aggregate amount or value of which is determined by reference to a change in the Fair Market Value of the Common Stock.

“STOCK BONUS” means an Award of shares of Common Stock granted under this Plan for no consideration other than past services and without restriction other than such transfer or other restrictions as the Committee may deem advisable to assure compliance with law.

“SUBSIDIARY” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation.

“TOTAL DISABILITY” means a disability where Participant is unable to effectively engage in the material activities required for Participant’s position with the Company by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a period of 90 consecutive days or for shorter periods aggregating 180 days in any consecutive 12 month period.

1.3    ADMINISTRATION AND AUTHORIZATION; POWER AND PROCEDURE.

1.3.1    COMMITTEE. This Plan will be administered by and all Awards to Eligible Persons will be authorized by the Committee. Action of the Committee with respect to the administration of this Plan will be taken pursuant to a majority vote or by written consent of its members.

1.3.2    PLAN AWARDS; INTERPRETATION; POWERS OF COMMITTEE. Subject to the express provisions of this Plan, the Committee will have the authority to:

(a) determine the particular Eligible Person who will receive Awards;

(b) grant Awards to Eligible Persons, determine the price at which securities will be offered or awarded and the amount of securities to be offered or awarded to any of such persons, and determine the other specific terms and conditions of such Awards consistent with the express limits of this Plan, and establish the installments (if any) in which such Awards will become exercisable or will vest, or determine that no delayed exercisability or vesting is required, and establish the events of termination or reversion of such Awards;

(c) approve the forms of Award Agreements (which need not be identical either as to type of Award or among Participants);

(d) construe and interpret this Plan and any agreements defining the rights and obligations of the Company and Participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan;

(e) cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding Awards held by Eligible Persons, subject to any required consent under Section 6.6 and provided, however, that in no event shall the foregoing result in, without the prior approval of the Corporation’s shareholders, the repricing of options through cancellation or regrant or otherwise lowering of the exercise price of an outstanding Award;

(f) accelerate or extend the exercisability or extend the term of any or all such outstanding Awards within the maximum ten-year term of Awards under Section 1.7; and

(g) make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan and the effectuation of its purposes.

1.3.3    BINDING DETERMINATIONS. Any action taken by, or inaction of, the Corporation, any Subsidiary, the Board or the Committee relating or pursuant to this Plan will be within the absolute discretion of that entity or body and will be conclusive and binding upon all persons. No member of the Board or Committee, or officer of the Corporation or any Subsidiary, will be liable for any such action or inaction of the entity or body, of another person or, except in circumstances involving bad faith, of himself or herself. Subject only to compliance with the express provisions hereof, the Board and Committee may act in their absolute discretion in matters within their authority related to this Plan.

1.3.4    RELIANCE ON EXPERTS. In making any determination or in taking or not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. No director, officer or agent of the Company will be liable for any such action or determination taken or made or omitted in good faith.

1.3.5    DELEGATION. The Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company.

1.3.6    CANCELLATION AND RECISSION OF AWARDS.

(a) Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unexercised, unpaid or deferred Awards at any time if the Participant is not in compliance with all applicable provisions of the Award Agreement and the Plan, or if the Participant engages in any “Detrimental Activity.” For purposes of this Section 1.3.6 “Detrimental Activity” shall include: (1) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company; (2) the disclosure to anyone outside the Company, or the use in other than the Company’s business, without prior written authorization from the Company, of any confidential information or material, as defined in any Company agreement regarding confidential information and intellectual property, relating to the business of the Company, acquired by the Participant either during or after employment with the Company; (3) the failure or refusal to disclose promptly and to assign to the Company, pursuant to any Company agreement regarding confidential information and intellectual property, all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company or the failure or refusal to do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in other countries; (4) activity that results in termination of the Participant’s employment for cause; (5) a violation of any rules, policies, procedures or guidelines of the Company; (6) any attempt directly or indirectly to induce any employee of the Company to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company; (7) the Participant being convicted of, or entering a guilty plea with respect to, a crime, whether or not connected with the Company; or (8) any other conduct or act determined to be injurious, detrimental or prejudicial to any substantial interest of the Company.

(b) Upon exercise, payment or delivery pursuant to an Award, the Participant shall certify in a manner acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan. If a Participant fails to comply with the provisions of paragraphs (a)(1)-(8) of this Section 1.3.6 prior to, or during the 12 months after, any exercise, payment or delivery pursuant to an Award, the Committee may rescind the exercise, payment or delivery within 2 years thereafter. In the event of any such rescission, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery, in the manner and on the terms and conditions that the Committee may require, and the Company shall may set-off against the amount of any such gain any amount owed to the Participant by the Company.

1.4    PARTICIPATION. Awards may be granted by the Committee only to those persons that the Committee determines to be Eligible Persons. An Eligible Person who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Committee so determines.

1.5    SHARES AVAILABLE FOR AWARDS; SHARE LIMITS.

1.5.1    SHARES AVAILABLE. Subject to the provisions of Section 6.2, the capital stock that may be delivered under this Plan will be shares of the Corporation’s authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. The shares may be delivered for any lawful consideration.

1.5.2    SHARE LIMITS. The maximum number of shares of Common Stock that may be delivered pursuant to Awards granted to Eligible Persons under this Plan will not exceed 5,150,000 shares (the “SHARE LIMIT”). The maximum number of shares subject to those options and Stock Appreciation Rights that are granted during any calendar year to any individual will be limited to 225,000 and the maximum individual limit on the number of shares in the aggregate subject to all Awards that during any calendar year are granted under this Plan will be 500,000. The maximum number of shares that may be granted as options shall not exceed 5,150,000. The maximum number of shares subject to those options and Stock Appreciation Rights that may be granted to Non-Employee Directors will not exceed 750,000 shares. Each of the foregoing numerical limits will be subject to adjustment as contemplated by this Section 1.5.2 and by Section 6.2.

1.5.3    SHARE RESERVATION; REPLENISHMENT AND REISSUE OF UNVESTED AWARDS. No Award may be granted under this Plan unless, on the date of grant, the sum of (a) the maximum number of shares issuable at any time pursuant to such Award, plus (b) the number of shares that have previously been issued pursuant to Awards granted under this Plan, other than reacquired shares available for reissue consistent with any applicable legal limitations, plus (c) the maximum number of shares that may be issued at any time after such date of grant pursuant to Awards that are outstanding on such date, does not exceed the Share Limit. Shares that are subject to or underlie Awards that expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan, as well as reacquired shares, will again, except to the extent prohibited by law, be available for subsequent Awards under the Plan. Except as limited by law, if an Award is or may be settled only in cash, such Award need not be counted against any of the limits under this Section 1.5.3.

1.6    GRANT OF AWARDS. Subject to the express provisions of this Plan, the Committee will determine the number of shares of Common Stock subject to each Award, the price (if any) to be paid for the shares or the Award and, in the case of performance share awards, in addition to matters addressed in Section 1.3.2, the specific objectives, goals and performance criteria (such as an increase in sales, market value, earnings or book value over a base period, the years of service before vesting, the relevant job classification or level of responsibility or other factors) that further define the terms of the performance share award. Each Award will be evidenced by an Award Agreement signed by the Corporation and, if required by the Committee, by the Participant. Notwithstanding the foregoing, in the event an Award is made to a Non-Employee Director under this Plan, the terms and conditions of said Award as contemplated by this paragraph 1.6 shall be made by the Board of Directors of the Corporation.

1.7    AWARD PERIOD. Each Award and all executory rights or obligations under the related Award Agreement will expire on such date (if any) as determined by the Committee, but in the case of Incentive Stock Options not later than ten (10) years after the Award Date.

1.8    LIMITATIONS ON EXERCISE AND VESTING OF AWARDS.

1.8.1    PROVISIONS FOR EXERCISE. Subject to the provisions of Section 6.2.2, the Committee shall establish the installments (if any) in which Awards will become exercisable or will vest, or determine that no delayed exercisability or vesting is required. Notwithstanding the foregoing, an Award shall, unless otherwise provided in an Award Agreement, be immediately exercisable or vest upon the death, Total Disability or Retirement of a Participant.

1.8.2    PROCEDURE. Any exercisable Award will be deemed to be exercised when the Corporation receives written notice of such exercise from the Participant, together with any required payment made in accordance with Section 2.2.2.

1.8.3    FRACTIONAL SHARES/MINIMUM ISSUE. Fractional share interests will be disregarded, but may be accumulated. The Committee, however, may determine in the case of Eligible Persons that cash, other securities, or other property will be paid or transferred in lieu of any fractional share interests. No fewer than 100 shares may be purchased on exercise of any Award at one time unless the number purchased is the total number at the time available for purchase under the Award.

1.9    NO TRANSFERABILITY; LIMITED EXCEPTION TO TRANSFER RESTRICTIONS.

1.9.1    LIMIT ON EXERCISE AND TRANSFER. Unless otherwise expressly provided in (or pursuant to) this Section 1.9, by applicable law and by the Award Agreement, as the same may be amended, (a) all Awards are non-transferable and will not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; Awards will be exercised only by the Participant; and (b) amounts payable or shares issuable pursuant to an Award will be delivered only to (or for the account of) the Participant.

1.9.2    EXCEPTIONS. The Committee may permit Awards to be exercised by and paid only to certain persons or entities related to the Participant pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer will be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes and without consideration (other than nominal consideration). ISOs and Restricted Stock Awards, however, will be subject to any and all additional transfer restrictions under the Code.

1.9.3    FURTHER EXCEPTIONS TO LIMITS ON TRANSFER. The exercise and transfer restrictions in Section 1.9.1 will not apply to:

(a) transfers to the Corporation,

(b) the designation of a beneficiary to receive benefits if the Participant dies or, if the Participant has died, transfers to or exercise by the Participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(c) transfers pursuant to a QDRO order if approved or ratified by the Committee,

(d) if the Participant has suffered a disability, permitted transfers or exercises on behalf of the Participant by the Participant’s legal representative, or

(e) the authorization by the Committee of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable laws and the express authorization of the Committee.

2.    OPTIONS

2.1    GRANTS. One or more Options may be granted under this Section to any Eligible Person. Each Option granted will be designated in the applicable Award Agreement, by the Committee as either an Incentive Stock Option, subject to Section 2.3, or a Non-Qualified Stock Option.

2.2    OPTION PRICE.

2.2.1    PRICING LIMITS. The purchase price per share of the Common Stock covered by each Option will be determined by the Committee at the time of the Award, but in the case of Incentive Stock Options will not be less than 100% (110% in the case of a Participant described in Section 2.4) of the Fair Market Value of the Common Stock on the date of grant and in all cases will not be less than the par value thereof.

2.2.2    PAYMENT PROVISIONS. The purchase price of any shares purchased on exercise of an Option granted under this Section will be paid in full at the time of each purchase in one or a combination of the following methods: (a) in cash or by electronic funds transfer; (b) by certified or cashier’s check payable to the order of the Corporation; (c) if authorized by the Committee or specified in the applicable Award Agreement, by a promissory note of the Participant, provided that an amount equal to not less than the par value of the shares is paid in cash; (d) by notice and third party payment in such manner as may be authorized by the Committee; or (e) by the delivery of shares of Common Stock of the Corporation already owned by the Participant, but the Committee may in its absolute discretion limit the Participant’s ability to exercise an Award by delivering such shares, and any shares delivered that were initially acquired upon exercise of a stock option must have been owned by the Participant at least six months as of the date of delivery. Shares of Common Stock used to satisfy the exercise price of an Option will be valued at their Fair Market Value on the date of exercise. In addition to the payment methods described above, the Committee may provide that the Option can be exercised and payment made by delivering a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Corporation the amount of sale proceeds necessary to pay the exercise price and, unless otherwise prohibited by the Committee or applicable law, any applicable tax withholding under Section 6.5. The Corporation will not be obligated to deliver certificates for the shares unless and until it receives full payment of the exercise price therefor and any related withholding obligations have been satisfied.

2.3    LIMITATIONS ON GRANT AND TERMS OF INCENTIVE STOCK OPTIONS.

2.3.1    $100,000 LIMIT. To the extent that the aggregate “FAIR MARKET VALUE” of stock with respect to which incentive stock options first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to Incentive Stock Options under this Plan and stock subject to incentive stock options under all other plans of the Company or any parent corporation, such options will be treated as Nonqualified Stock Options. For this purpose, the “FAIR MARKET VALUE” of the stock subject to options will be determined as of the date the options were awarded. In reducing the number of options treated as incentive stock options to meet the $100,000 limit, the most recently granted options will be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.

2.3.2    OPTION PERIOD. Each Option and all rights thereunder will expire no later than 10 years after the Award Date.

2.3.3    OTHER CODE LIMITS. Incentive Stock Options may only be granted to Eligible Employees of the Corporation or a Subsidiary that satisfies the other eligibility requirements of the Code. There will be imposed in any Award Agreement relating to Incentive Stock Options such other terms and conditions as from time to time are required in order that the Option be an “incentive stock option” as that term is defined in Section 422 of the Code.

2.4    LIMITS ON 10% HOLDERS. No Incentive Stock Option may be granted to any person who, at the time the Option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such Option is at least 110% of the Fair Market Value of the stock subject to the Option and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

2.5    OPTION CANCELLATION AND REGRANT/WAIVER OF RESTRICTIONS. Subject to Section 1.3 and Section 6.6 and the specific limitations on Awards contained in this Plan, the Committee from time to time may authorize, generally or in specific cases only, for the benefit of any Eligible Person any adjustment in the vesting schedule, the number of shares subject to, the restrictions upon or the term of, an Award granted under this Section by cancellation of an outstanding Award and a subsequent regranting of an Award, by amendment, by substitution of an outstanding Award, by waiver or by other legally valid means. Such amendment or other action may result in a greater or lesser number of shares subject to the Award, or provide for a longer or shorter vesting or exercise period. In no event shall the foregoing result in, without the prior approval of the Corporation’s shareholders, the repricing of options through cancellation or regrant by amendment or substitution or otherwise lowering of the exercise price of an outstanding Award.

2.6    EFFECTS OF TERMINATION OF EMPLOYMENT; TERMINATION OF SUBSIDIARY STATUS; DISCRETIONARY PROVISIONS.

2.6.1    OPTIONS - RESIGNATION OR DISMISSAL. If the Participant’s employment by (or other service specified in the Award Agreement to) the Company terminates for any reason (the date of such termination being referred to as the “SEVERANCE DATE”) other than Retirement, Total Disability or death, or “FOR CAUSE” (as determined in the discretion of the Committee), the Participant will have, unless otherwise provided in the Award Agreement and subject to earlier termination pursuant to or as contemplated by Section 1.3, 1.7 or 6.2, three months after the Severance Date to exercise any Option to the extent it has become exercisable on the Severance Date. In other cases, the Option, to the extent not exercisable on the Severance Date, will terminate.

2.6.2    OPTIONS - DEATH OR DISABILITY. If the Participant’s employment by (or specified service to) the Company terminates as a result of Total Disability or death, the Participant, Participant’s Personal Representative or the Participant’s Beneficiary, as the case may be, will have, unless otherwise provided in the Award Agreement and subject to earlier termination pursuant to or as contemplated by Section 1.7 or 6.2, until 12 months after the Severance Date to exercise any Option to the extent it will have become exercisable by the Severance Date. Any Option to the extent not exercisable on the Severance Date will terminate.

2.6.3    OPTIONS - RETIREMENT. If the Participant’s employment by (or specified service to) the Company terminates as a result of Retirement, the Participant, Participant’s Personal Representative or the Participant’s Beneficiary, as the case may be, will have, unless otherwise provided in the Award Agreement and subject to earlier termination pursuant to or as contemplated by Section 1.7 or 6.2, until 12 months after the Severance Date to exercise any Nonqualified Stock Option (three months after the Severance Date in the case of an Incentive Stock Option) to the extent it will have become exercisable by the Severance Date. The Option, to the extent not exercisable on the Severance Date, will terminate.

2.6.4    CERTAIN SARS. Any SAR granted concurrently or in tandem with an Option will have the same post-termination provisions and exercisability periods as the Option to which it relates, unless the Committee otherwise provides.

2.6.5    OTHER AWARDS. The Committee will establish in respect of each other Award granted hereunder the Participant’s rights and benefits (if any) if the Participant’s employment is terminated and in so doing may make distinctions based upon the cause of termination and the nature of the Award.

2.6.6    COMMITTEE DISCRETION. Notwithstanding the foregoing provisions of this Section 2.6, in the event of, or in anticipation of, a termination of employment with the Company for any reason, other than discharge for cause, the Committee may increase the portion of the Participant’s Award available to the Participant, or Participant’s Beneficiary or Personal Representative, as the case may be, or, subject to the provisions of Section 1.6, extend the exercisability period upon such terms as the Committee determines and expressly sets forth in or by amendment to the Award Agreement.

2.7    OPTIONS AND RIGHTS IN SUBSTITUTION FOR STOCK OPTIONS GRANTED BY OTHER CORPORATIONS. Options and Stock Appreciation Rights may be granted to Eligible Persons under this Plan in substitution for employee stock options granted by other entities to persons who are or who will become Eligible Persons in respect of the Company, in connection with a distribution, merger or reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Company, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity.

3.    STOCK APPRECIATION RIGHTS (INCLUDING LIMITED STOCK APPRECIATION RIGHTS)

3.1    GRANTS. The Committee may grant to any Eligible Person Stock Appreciation Rights either concurrently with the grant of another Award or in respect of an outstanding Award, in whole or in part, or independently of any other Award. Any Stock Appreciation Right granted in connection with an Incentive Stock Option will contain such terms as may be required to comply with the provisions of Section 422 of the Code and the regulations promulgated thereunder, unless the holder otherwise agrees.

3.2    EXERCISE OF STOCK APPRECIATION RIGHTS.

3.2.1    EXERCISABILITY. Unless the Award Agreement or the Committee otherwise provides, a Stock Appreciation Right related to another Award will be exercisable at such time or times, and to the extent, that the related Award will be exercisable.

3.2.2    EFFECT ON AVAILABLE SHARES. To the extent that a Stock Appreciation Right is exercised, only the actual number of delivered shares of Common Stock will be charged against the maximum amount of Common Stock that may be delivered pursuant to Awards under this Plan. The number of shares subject to the Stock Appreciation Right and the related Option of the Participant will, however, be reduced by the number of underlying shares as to which the exercise related, unless the Award Agreement otherwise provides.

3.2.3    STAND-ALONE SARS. A Stock Appreciation Right granted independently of any other Award will be exercisable pursuant to the terms of the Award Agreement but in no event earlier than six months after the Award Date, except in the case of death or Total Disability.

3.2.4    PROPORTIONATE REDUCTION. If an SAR extends to less than all the shares covered by the related Award and if a portion of the related Award is thereafter exercised, the number of shares subject to the unexercised SAR shall be reduced only if and to the extent that the remaining number of shares covered by such related Award is less than the remaining number of shares subject to such SAR.

3.3    PAYMENT.

3.3.1    AMOUNT. Unless the Committee otherwise provides, upon exercise of a Stock Appreciation Right and the attendant surrender of an exercisable portion of any related Award, the Participant will be entitled to receive subject to Section 6.5 payment of an amount determined by multiplying

(a) the difference obtained by subtracting the exercise price per share of Common Stock under the related Award (if applicable) or the initial share value specified in the Award from the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right, by

(b) the number of shares with respect to which the Stock Appreciation Right has been exercised.

3.3.2    FORM OF PAYMENT. The Committee, in its sole discretion, will determine the form in which payment will be made of the amount determined under Section 3.3.1 above, either solely in cash, solely in shares of Common Stock (valued at Fair Market Value on the date of exercise of the Stock Appreciation Right), or partly in such shares and partly in cash, but the Committee will have determined that such exercise and payment are consistent with applicable law. If the Committee permits the Participant to elect to receive cash or shares (or a combination thereof) on such exercise, any such election will be subject to such conditions as the Committee may impose.

3.4    LIMITED STOCK APPRECIATION RIGHTS. The Committee may grant to any Eligible Person Stock Appreciation Rights exercisable only upon or in respect of a change in control or any other specified event (“LIMITED SARS”) and such Limited SARs may relate to or operate in tandem or combination with or substitution for Options, other SARs or other Awards (or any combination thereof), and may be payable in cash or shares based on the spread between the base price of the SAR and a price based upon or equal to the Fair Market Value of the Shares during a specified period or at a specified time within a specified period before, after or including the date of such event.

4.    RESTRICTED STOCK AWARDS

4.1    GRANTS. The Committee may grant one or more Restricted Stock Awards to any Eligible Person. Each Restricted Stock Award Agreement will specify the number of shares of Common Stock to be issued to the Participant, the date of such issuance, the consideration for such shares (but not less than the minimum lawful consideration under applicable state law) that must be paid by the Participant, the extent (if any) to which and the time (if ever) at which the Participant will be entitled to dividends, voting and other rights in respect of the shares prior to vesting, and the restrictions (which may be based on performance criteria, passage of time or other factors or any combination thereof) imposed on such shares and the conditions of release or lapse of such restrictions. Such restrictions will not lapse earlier than six months after the Award Date, except to the extent the Committee may otherwise provide. Stock certificates evidencing shares of Restricted Stock pending the lapse of the restrictions (“RESTRICTED SHARES”) will bear a legend making appropriate reference to the restrictions imposed hereunder and will be held by the Corporation or by a third party designated by the Committee until the restrictions on such shares have lapsed and the shares have vested in accordance with the provisions of the Award and Section 1.7. Upon issuance of the Restricted Stock Award, the Participant may be required to provide such further assurance and documents as the Committee may require to enforce the restrictions.

4.2    RESTRICTIONS.

4.2.1    PRE-VESTING RESTRAINTS. Except as provided in Sections 4.1 and 1.9, restricted shares comprising any Restricted Stock Award may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until the restrictions on such shares have lapsed and the shares have become vested.

4.2.2    DIVIDEND AND VOTING RIGHTS. Unless otherwise provided in the applicable Award Agreement, a Participant receiving a Restricted Stock Award will be entitled to cash dividend and voting rights for all shares issued even though they are not vested, but such rights will terminate immediately as to any Restricted Shares which cease to be eligible for vesting.

4.2.3    CASH PAYMENTS. If the Participant has been paid or received cash (including any dividends) in connection with the Restricted Stock Award, the Award Agreement will specify whether and to what extent such cash will be returned (with or without an earnings factor) as to any restricted shares that cease to be eligible for vesting.

4.3    RETURN TO THE CORPORATION. Unless the Committee otherwise expressly provides, Restricted Shares that remain subject to restrictions at the time of termination of employment or are subject to other conditions to vesting that have not been satisfied by the time specified in the applicable Award Agreement will not vest and will be returned to the Corporation in such manner and on such terms as the Committee provides.

5.    PERFORMANCE SHARE AWARDS AND STOCK BONUSES

5.1    GRANTS OF PERFORMANCE SHARE AWARDS. The Committee may grant Performance Share Awards to Eligible Persons based upon such factors as the Committee deems relevant in light of the specific type and terms of the award. An Award Agreement will specify the maximum number of shares of Common Stock (if any) subject to the Performance Share Award, the consideration (but not less than the minimum lawful consideration) to be paid for any such shares as may be issuable to the Participant, the duration of the Award and the conditions upon which delivery of any shares or cash to the Participant will be based. The amount of cash or shares or other property that may be deliverable pursuant to such Award will be based upon the degree of attainment over a specified period of not more than 10 years (a “PERFORMANCE CYCLE”) as may be established by the Committee of such measure(s) of the performance of the Company (or any part thereof) or the Participant as may be established by the Committee. The Committee may provide for full or partial credit, prior to completion of such performance cycle or the attainment of the performance achievement specified in the Award, in the event of the Participant’s death, Retirement, or Total Disability, a Change in Control Event or in such other circumstances as the Committee (consistent with Section 6.10.3(b), if applicable) may determine.

5.2    SPECIAL PERFORMANCE-BASED SHARE AWARDS. Without limiting the generality of the foregoing, and in addition to Performance Share Awards granted under other provisions of this Section 5, other performance-based awards within the meaning of Section 162(m) of the Code (“PERFORMANCE-BASED AWARDS”), whether in the form of restricted stock, performance stock, phantom stock or other rights, the vesting of which depends on the performance of the Company on a consolidated, segment, subsidiary or division basis with reference to revenues, net earnings (before or after taxes or before or after taxes, interest, depreciation, and/or amortization), cash flow, return on equity or on assets or on net investment, or cost containment or reduction, or any combination thereof (the business criteria) relative to preestablished performance goals, may be granted under this Plan. The applicable business criteria and the specific performance goals must be approved by the Committee in advance of applicable deadlines under the Code and while the performance relating to such goals remains substantially uncertain. The applicable performance measurement period may be not less than one nor more than 10 years. Performance targets may be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set. Other types of performance and non- performance awards may also be granted under the other provisions of this Plan.

5.2.1    ELIGIBLE CLASS. The eligible class of persons for Awards under this Section is executive officers of the Corporation.

5.2.2    MAXIMUM AWARD. In no event will grants in any calendar year to a Participant under this Section 5.2 relate to shares with a value in excess of $1 million or a cash amount of more than $1 million.

5.2.3    COMMITTEE CERTIFICATION. Before any Performance-Based Award under this Section 5.2 is paid, the Committee must certify that the material terms of the Performance-Based Award were satisfied.

5.2.4    TERMS AND CONDITIONS OF AWARDS. The Committee will have discretion to determine the restrictions or other limitations of the individual Awards under this Section 5.2 (including the authority to reduce Awards, payouts or vesting or to pay no Awards, in its sole discretion, if the Committee preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise).

5.2.5    STOCK PAYOUT FEATURES. In lieu of cash payment of an Award, the Committee may require or allow a portion of the Award to be paid in the form of stock, Restricted Shares or an Option.

5.3    GRANTS OF STOCK BONUSES. The Committee may grant a Stock Bonus to any Eligible Person to reward exceptional or special services, contributions or achievements in the manner and on such terms and conditions (including any restrictions on such shares) as determined from time to time by the Committee. The number of shares so awarded will be determined by the Committee. The Award may be granted independently or in lieu of a cash bonus.

5.4    DEFERRED PAYMENTS. The Committee may authorize for the benefit of any Eligible Person the deferral of any payment of cash or shares that may become due or of cash otherwise payable under this Plan, and provide for accredited benefits thereon based upon such deferment, at the election or at the request of such Participant, subject to the other terms of this Plan. Such deferral will be subject to such further conditions, restrictions or requirements as the Committee may impose, subject to any then vested rights of Participants.

5.5    CASH BONUS AWARDS.

5.5.1    PERFORMANCE GOALS. The Committee may establish a program of annual incentive awards that are payable in cash to Eligible Persons based upon the extent to which performance goals are met during the performance period. The performance goals may depend upon the performance of the Company on a consolidated, subsidiary division basis with reference to revenues, net earnings (before or after interest, taxes, depreciation, or amortization), cash flow, return on equity or on assets or net investment, cost containment or reduction, or achievement of strategic goals (or any combination of such factors). In addition, the award may depend upon the Eligible Employee’s individual performance.

5.5.2    MAXIMUM ANNUAL AMOUNT. In no event may awards payable for any year to any Eligible Employee exceed $1 million.

5.5.3    PAYMENT IN RESTRICTED STOCK. In lieu of cash payment of the awards, the Committee may require or allow a portion of the award to be paid in the form of a Restricted Stock Award.

6.    OTHER PROVISIONS

6.1    RIGHTS OF ELIGIBLE PERSONS, PARTICIPANTS AND BENEFICIARIES.

6.1.1    EMPLOYMENT STATUS. Status as an Eligible Person will not be construed as a commitment that any Award will be made under this Plan to an Eligible Person or to Eligible Persons generally.

6.1.2    NO EMPLOYMENT CONTRACT. Nothing contained in this Plan (or in any other documents related to this Plan or to any Award) will confer upon any Eligible Person or other Participant any right to continue in the employ or other service of the Company or constitute any contract or agreement of employment or other service, nor will interfere in any way with the right of the Company to otherwise change such person’s compensation or other benefits or to terminate the employment of such person, with or without cause, but nothing contained in this Plan or any related document will adversely affect any independent contractual right of such person without the Participant’s consent.

6.1.3    PLAN NOT FUNDED. Awards payable under this Plan will be payable in shares or from the general assets of the Corporation, and (except as provided in Section 1.4.3) no special or separate reserve, fund or deposit will be made to assure payment of such Awards. No Participant, Beneficiary or other person will have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Company by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan will create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right will be no greater than the right of any unsecured general creditor of the Company.

6.2     ADJUSTMENTS; ACCELERATION.

6.2.1    ADJUSTMENTS. The following provisions will apply if any extraordinary dividend or other extraordinary distribution occurs in respect of the Common Stock (whether in the form of cash, Common Stock, other securities, or other property), or any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, combination, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction (or event in respect of the Common Stock) or a sale of substantially all the assets of the Corporation as an entirety occurs. The Committee will, in such manner and to such extent (if any) as it deems appropriate and equitable

(a) proportionately adjust any or all of (i) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of Awards (including the specific maximums and numbers of shares set forth elsewhere in this Plan), (ii) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding Awards,(iii) the grant, purchase, or exercise price of any or all outstanding Awards, (iv) the securities, cash or other property deliverable upon exercise of any outstanding Awards, or (v) the performance standards appropriate to any outstanding Awards, or

(b) in the case of an extraordinary dividend or other distribution, recapitalization, reclassification, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, make provision for a cash payment or for the substitution or exchange of any or all outstanding Awards or the cash, securities or property deliverable to the holder of any or all outstanding Awards based upon the distribution or consideration payable to holders of the Common Stock of the Corporation upon or in respect of such event. In each case, with respect to Awards of Incentive Stock Options, no such adjustment will be made that would cause the Plan to violate Section 424(a) of the Code or any successor provisions without the written consent of holders materially adversely affected thereby. In any of such events, the Committee may take such action sufficiently prior to such event if necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is available to stockholders generally.

6.2.2    ACCELERATION OF AWARDS UPON CHANGE IN CONTROL. Unless prior to a Change in Control Event the Committee determines that, upon its occurrence, benefits under Awards will not accelerate or determines that only certain or limited benefits under Awards will be accelerated and the extent to which they will be accelerated, and/or establishes a different time in respect of such Event for such acceleration, then upon the occurrence of a Change in Control Event

(a) each Option and Stock Appreciation Right will become immediately exercisable,

(b) Restricted Stock will immediately vest free of restrictions, and

(c) the full amount of each Performance Share Award will become payable to the Participant. The Committee may override the limitations on acceleration in this Section 6.2.2 by express provision in the Award Agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Committee may approve. Any acceleration of Awards will comply with applicable legal requirements.

6.2.3    POSSIBLE EARLY TERMINATION OF ACCELERATED AWARDS. If any Option or other right to acquire Common Stock under this Plan (other than under Section 8) has been fully accelerated as permitted by Section 6.2.2 but is not exercised prior to (a) a dissolution of the Corporation, or (b) an event described in Section 6.2.1 that the Corporation does not survive, or (c) the consummation of an event described in Section 6.1 that results in a Change of Control approved by the Board, such Option or right will terminate, subject to any provision that has been expressly made by the Committee for the survival, substitution, exchange or other settlement of such Option or right.

6.2.4    GOLDEN PARACHUTE LIMITATIONS. Unless otherwise specified in an Award Agreement, no Award may be accelerated under this Plan to an extent or in a manner that would not be fully deductible by the Company for federal income tax purposes because of Section 280G of the Code, nor will any payment hereunder be accelerated if any portion of such accelerated payment would not be deductible by the Company because of Section 280G of the Code. If a holder would be entitled to benefits or payments hereunder and under any other plan or program that would constitute “parachute payments” as defined in Section 280G of the Code, then the holder may by written notice to the Company designate the order in which such parachute payments will be reduced or modified so that the Company is not denied federal income tax deductions for any “parachute payments” because of Section 280G of the Code.

6.3    EFFECT OF TERMINATION OF EMPLOYMENT. The Committee will establish in respect of each Award granted to an Eligible Person the effect of a termination of employment on the rights and benefits thereunder and in so doing may make distinctions based upon the cause of termination.

6.4    COMPLIANCE WITH LAWS. This Plan, the granting and vesting of Awards under this Plan and the offer, issuance and delivery of shares of Common Stock and/or the payment of money under this Plan or under Awards granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law, federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Any securities delivered under this Plan will be subject to such restrictions, and to any restrictions the Committee may require to preserve a pooling of interests under generally accepted accounting principles, and the person acquiring such securities will, if requested by the Corporation, provide such assurances and representations to the Corporation as the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements.

6.5    TAX WITHHOLDING.

6.5.1    MANDATORY TAX WITHHOLDING OFFSET. Subject only to Section 6.4, the number of shares or the payment of cash issuable or payable in respect of an Award, will be reduced by the amount necessary to satisfy the minimum applicable tax withholding requirements imposed on the Company or any subsidiary in respect of such Award or event. The participant will have no discretion as to whether such shares or amount will or will not be withheld and offset by the Company. Such withholding offset will be mandatory and nondiscretionary.

6.5.2    TAX LOANS. If so provided in the Award Agreement, the Company may, to the extent permitted by law, authorize a loan to an Eligible Person in the amount of any taxes that the Company may be required to withhold with respect to shares of Common Stock received (or disposed of, as the case may be) pursuant to a transaction described in Section 6.5.1. Such a loan will be for a term, at a rate of interest and pursuant to such other terms and conditions as the Company, under applicable law may establish.

6.6    PLAN AMENDMENT, TERMINATION AND SUSPENSION.

6.6.1    BOARD AUTHORIZATION. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No Awards may be granted during any suspension of this Plan or after termination of this Plan, but the Committee will retain jurisdiction as to Awards then outstanding in accordance with the terms of this Plan.

6.6.2    STOCKHOLDER APPROVAL. To the extent then required under Sections 422 and 424 of the Code, Section 505 of the New York Business Corporation Law, or any other applicable law, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to shareholder approval.

6.6.3    AMENDMENTS TO AWARDS. Without limiting any other express authority of the Committee under but subject to the express limits of this Plan, the Committee by agreement or resolution may waive conditions of or limitations on Awards to Eligible Persons that the Committee in the prior exercise of its discretion has imposed, without the consent of a Participant, and may make other changes to the terms and conditions of Awards that do not affect in any manner materially adverse to the Participant, the Participant’s rights and benefits under an Award. In no event shall the foregoing result in, without the prior approval of the Corporation’s shareholders, the repricing of options through the cancellation or regrant or otherwise lowering of the exercise price of an outstanding Award.

6.6.4    LIMITATIONS ON AMENDMENTS TO PLAN AND AWARDS. No amendment, suspension or termination of this Plan or change of or affecting any outstanding Award will, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Corporation under any Award granted under this Plan prior to the effective date of such change. Changes contemplated by Section 6.2 will not be deemed to constitute changes or amendments for purposes of this Section 6.6.

6.7    PRIVILEGES OF STOCK OWNERSHIP. Except as otherwise expressly authorized by the Committee or this Plan, a Participant will not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the Participant. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

6.8    EFFECTIVE DATE OF THE PLAN. This Plan will be effective as of the date it is approved by the Board, subject to stockholder approval of the shareholders of the Corporation.

6.9    TERM OF THE PLAN. No Award will be granted under this Plan after more than ten years after the effective date of this Plan (the “TERMINATION DATE”). Unless otherwise expressly provided in this Plan or in an applicable Award Agreement, any Award granted prior to the termination date may extend beyond such date, and all authority of the Committee with respect to Awards hereunder, including the authority to amend an Award, will continue during any suspension of this Plan and in respect of Awards outstanding on the termination date.

6.10    GOVERNING LAW/CONSTRUCTION/SEVERABILITY.

6.10.1    CHOICE OF LAW. This Plan, the Awards, all documents evidencing Awards and all other related documents will be governed by, and construed in accordance with the laws of the state of New York.

6.10.2    SEVERABILITY. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan will continue in effect.

6.10.3    PLAN CONSTRUCTION.

(a) RULE 16b-3. It is the intent of the Corporation that the Awards hereunder satisfy and be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, satisfies the applicable requirements of Rule 16b-3 so that such persons (unless they otherwise agree) will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act in respect of those transactions and will not be subjected to avoidable liability thereunder. If any provision of this Plan or of any Award would otherwise frustrate or conflict with the intent expressed above, that provision to the extent possible will be interpreted as to avoid such conflict. If the conflict remains irreconcilable, the Committee may disregard the provision if it concludes that to do so furthers the interest of the Corporation and is consistent with the purposes of this Plan as to such persons in the circumstances.

(b) SECTION 162(m). It is the further intent of the Company that Options or SARs with an exercise or base price not less than Fair Market Value on the date of grant and performance awards under Section 5.2 of this Plan that are granted to or held by a person subject to Section 162(m) of the Code will qualify as performance-based compensation under Section 162(m) of the Code, and this Plan will be interpreted consistent with such intent.

6.11    CAPTIONS. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings will not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

6.12    EFFECT OF CHANGE OF SUBSIDIARY STATUS. For purposes of this Plan and any award hereunder, if an entity ceases to be a subsidiary a termination of employment and service will be deemed to have occurred with respect to each eligible person in respect of such subsidiary who does not continue as an eligible person in respect of another entity within the company.

6.13    NON-EXCLUSIVITY OF PLAN. Nothing in this Plan will limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

002CS – 61564

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DESIGNATION (IF ANY)		000000000.000000 ext 000000000.000000 ext
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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

Ú PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Class II Directors:	For	Withhold		For	Withhold		For	Withhold	+
01 - James R. Boldt	☐	☐	02 - Thomas E. Baker	☐	☐	03 - William D. McGuire	☐	☐

		For	Against	Abstain

2.	To consider and act upon a proposal to approve and ratify an amendment to the Company’s 2000 Equity Award Plan to increase the number of shares of the Company’s common stock authorized for issuance under the Plan by 650,000 shares.	☐	☐	☐	3.	Said proxies are given discretionary authority to vote and act upon such other matters as may properly come before the meeting or any adjournment thereof.

B	Non-Voting Items
Change of Address — Please print new address below.		Meeting Attendance
		Mark box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please date and sign exactly as name appears hereon. Each joint tenant must sign. When signing as attorney, executor, trustee, etc., give full title. If signer is a corporation, sign in full corporate name by authorized officer. If a partnership, sign in partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/	/

Ú PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

Proxy — Computer Task Group, Incorporated

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Randall L. Clark and John M. Palms and each of them, as proxy or proxies, with power of substitution to vote all of the shares of Common Stock of Computer Task Group, Incorporated (the “Company”) which the undersigned may be entitled to vote, as specified on the reverse side of this card, and, if applicable, hereby directs the trustee of the Company’s 401(K) Profit Sharing Retirement Plan (the “Plan”) to vote the shares allocated to the account of the undersigned or otherwise which the undersigned is entitled to vote pursuant to the Plan, as specified on the reverse side of this card, at the Annual Meeting of Shareholders of the Company to be held at the Company’s Headquarters, 800 Delaware Avenue, Buffalo, New York on Wednesday, May 14, 2008 at 10:00 a.m. or at any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposal 1, FOR Proposal 2 and in accordance with the judgement of the proxies on any other matters that may properly come before the meeting.

MARK, SIGN AND DATE ON REVERSE SIDE